UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alaska Air Group, Inc.

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April 1, 2016

To our Stockholders:

On behalf of the Board of Directors, we invite you to attend Alaska Air Group’s 2016 annual meeting of stockholders, which will be held on Thursday, May 12, 2016, beginning at 2 p.m. Pacific Daylight Time.  This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.  You can attend via the Internet at www.proxyvote.com, where you will be able to vote and submit questions electronically prior to and during the meeting.  Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

Because timely two-way communication with our owners is important to us, in addition to adopting an all-electronic “virtual” format of our annual meeting (which makes participation convenient for stockholders from any geographic location and reduces costs), we have made a couple of additional changes that we believe will make finding information and interacting with us easier for all of our stockholders.

•     In 2015, your board of directors adopted a protocol for those stockholders with long-term significant holdings of our stock to communicate directly with directors on governance-related topics.  We continue to welcome the views of all stockholders through our regular communication process, which is described under Stockholder Communication Policy in the Corporate Governance section of this proxy statement.

•     This year, in addition to the EDGAR version, we have produced an interactive proxy statement that is organized to make our governance provisions, executive compensation disclosures, proposals, and other key information easy to find and evaluate.  The interactive proxy statement can be accessed via About Alaska/Investor Relations at www.alaskaair.com.

We hope you will join us on May 12 as we discuss Alaska Air Group’s 2015 financial and operational performance and to vote on issues of importance to our company and to you.  Whether or not you choose to participate on meeting day, your vote is important, and we encourage you to cast your ballot in one of the ways outlined in this proxy statement.

Sincerely,

Phyllis J. Campbell	Bradley D. Tilden
Lead Independent Director	Chairman and Chief Executive Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The Board of Directors of Alaska Air Group, Inc. (Air Group or the Company) is soliciting proxies for the 2016 Annual Meeting of Stockholders.  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  Please read it carefully.

DATE:	Thursday, May 12, 2016
TIME:	2 p.m. Pacific Daylight Time
VIRTUAL MEETING ACCESS:	www.proxyvote.com
MATTERS TO BE VOTED ON:

1.   to elect to the Board of Directors the 11 nominees named in this Proxy Statement, each for a one-year term;

2.   to seek an advisory vote to approve the compensation of the Company’s Named Executive Officers;

3.   to approve a new 2016 Performance Incentive Plan;

4.   to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2016; and

5.   to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors set Friday, March 18, 2016 as the record date for the Annual Meeting. This means that owners of Alaska Air Group common stock as of the close of business on that date are entitled to receive this notice, attend and vote during the virtual meeting . There were 124,223,386 shares of Air Group common stock outstanding on the record date.

Internet Availability of Proxy Materials.   On or about April 1, 2016, stockholders of record, beneficial owners and employee participants in the Company’s 401(k) plans were mailed a Notice of Internet Availability of Proxy Materials (the Notice) directing them to a website where they can access the Company’s 2016 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015 (the Annual Meeting Materials).  The Company’s 2015 Form 10-K was filed with the Securities and Exchange Commission (SEC) on February 11, 2016.  If you prefer to receive a paper copy of the proxy materials, please follow the instructions on the notice and the material will be mailed to you.

Attending the Annual Meeting.  We will host the 2016 Annual Meeting live via the Internet only.  Any stockholder can listen to and participate in the Annual Meeting.  Whether or not you attend the meeting, we encourage you to vote by Internet or phone or to complete, sign and mail your voting instruction form or proxy prior to the meeting.

Submit Your Questions.  We invite you to submit any questions of general stockholder interest you may have to the Corporate Secretary via email at shannon.alberts@alaskaair.com, or via the Shareholder Forum at www.proxyvote.com. We will include as many of your questions as possible during the Q&A session of the meeting and will send you a copy of the response.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PROXY STATEMENT SUMMARY

Since 2010, we’ve launched 90 new markets and entered 26 new cities.

14 New Markets in 2010 1 New City	15 New Markets in 2013 4 New Cities

6 New Markets in 2011 No New City	16 New Markets in 2014 6 New Cities

19 New Markets in 2012 5 New Cities	20 New Markets in 2015 10 New Cities

Revenue and profits have kept pace with growth . . .

About one-third of our 2015 earnings per share is attributable to our growth since 2010.

. . .  and our returns have grown consistently.

Since 2010, adjusted net income grew by $580 million and earnings per share more than tripled.

Our total annualized return exceeded those of industry peers and of the S&P 500 . . .

. . . fueling our track record of balanced capital allocation.

The chart above depicts cash generation and deployment between 2010 and 2015.  Capex includes aircraft and other capex.  Cash returned to stockholders includes stock buy-backs and quarterly cash dividends.

Highlighted below is a summary of selected information provided in this Proxy Statement.  Please review the entire Proxy Statement and Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015 before voting your shares.

Matters To Be Voted On

Item for Business	Board Recommendation	Effect of Abstention
1. Election of 11 Directors	FOR each Director Nominee	None
2. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR	A Vote Against
3. Approve a New 2016 Performance Incentive Plan	FOR	A Vote Against
4. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for Fiscal Year 2016	FOR	A Vote Against

Governance Highlights

As part of Alaska Air Group’s commitment to high ethical standards, our board follows sound governance practices.  These practices are described in more detail in our Corporate Governance Guidelines, which are available on the Company’s website at www.alaskaair.com.

Topic	Practice
Independence	• 10 out of 11 nominees are independent. • Board committees are composed exclusively of independent directors.
Lead Independent Director

•  The board has appointed a lead independent director who:

o  acts as liaison between the independent directors and the board chairman;

o  presides at meetings where the chairman is not present or has a conflict of interest;

o  approves board meeting agendas and meeting schedules;

o  leads the independent directors’ evaluation of the CEO; and

o  interviews independent directors annually prior to nomination.

Executive Sessions	• Independent directors meet regularly without management.
Annual Election	• All directors are elected annually to one-year terms.
Majority Voting	• In uncontested elections, directors are elected by a majority of votes cast.
Director Evaluations	• The board and each committee conduct annual self-evaluations. • Every three years, director evaluations are conducted by a third party.
Stock Ownership	• Each director is expected to hold shares of Alaska Air Group stock equivalent to three times his or her annual cash retainer.
Other Directorships	• Directors are encouraged to limit service to no more than four other public company boards.
Stockholder Communications	• The board has adopted a protocol to allow those stockholders with long-term significant holdings of our stock to meet directly with board members on appropriate topics.
Poison Pill	• The Company does not have a stockholder rights plan.
Proxy Access	• Stockholders who meet certain requirements may include director nominees in the Company’s proxy statement.
Right to Call Special Meeting	• Stockholders holding 10 percent or more of the outstanding stock have the right to call a special meeting.
Confidential Voting	• Records that identify the vote of a particular stockholder are kept confidential from the Company except in a proxy contest or as required by law.
Single Voting Class	• Common stock is the only class of voting shares outstanding.
Director Tenure	• Directors are subject to term and age limits as described in our Corporate Governance Guidelines.

Our Board

All nominees meet the New York Stock Exchange governance standards for director independence, except for Mr. Tilden, who is not independent due to his position as an executive officer.

Nominee and Principle Occupation	Age	Director Since	Committee Membership
Patricia M. Bedient Executive Vice President, The Weyerhaeuser Company	62	2004	Audit (Chair) Governance and Nominating
Marion C. Blakey President and CEO, Rolls-Royce North America	67	2010	Safety (Chair)
Phyllis J. Campbell Chairman, JPMorgan Chase & Co. Pacific Northwest Region	64	2002	Lead Director Governance and Nominating (Chair)
Dhiren R. Fonseca Partner, Certares LP	51	2014	Audit
Jessie J. Knight, Jr. Former Executive Vice President External Affairs, Sempra Energy	65	2002	Governance and Nominating Safety
Dennis F. Madsen Consultant and Former President and CEO, Recreational Equipment, Inc.	67	2003	Compensation and Leadership Development Audit
Helvi K. Sandvik President, NANA Development Corporation	58	2013	Safety
Katherine J. Savitt President Digital, STX Entertainment	52	2014	Compensation and Leadership Development
J. Kenneth Thompson President and CEO, Pacific Star Energy LLC	64	1999	Compensation and Leadership Development (Chair) Safety
Bradley D. Tilden Chairman, President and CEO, Alaska Air Group, Inc. and Alaska Airlines, Inc.	55	2010
Eric K. Yeaman President and COO, First Hawaiian Bank	48	2012	Audit

Executive Compensation Practices

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent and reward the achievement of key business goals.  The following practices ensure alignment of interests between stockholders and executives and are considered good governance by our Compensation and Leadership Development Committee and by the majority of our stockholders.

Topic	Practice
Pay for Performance

•  A significant percentage of total direct compensation is based on the achievement of performance-based goals that are challenging, yet attainable and that drive achievement of the Company’s business strategy.

•  The Committee considers company performance when setting CEO pay.

“Say on Pay”	• We annually ask stockholders to provide an advisory vote on our pay practices, which the Committee considers when setting CEO pay.
Stock Ownership Requirements	• Our minimum stockholding requirements are 5 times base salary for the CEO, 3 times base salary for executive vice presidents, and 1.5 times base salary for senior vice presidents.
Change-in-Control Provisions	• We have double-trigger change-in-control provisions that require the actual or constructive termination of employment and the consummation of a change-in-control transaction.
Clawback Policy

•  Our policy allows recovery of incentive cash or equity compensation that is based on financial statements that were subsequently restated due to the individual’s fraudulent or grossly negligent act or omission.

Independent Compensation Consultant	• The Committee retains a compensation consultant that does not provide any other services to the Company.
Hedging of Company Stock	• Executive officers and board members may not engage in transactions that create a hedge against fluctuations in the price of Alaska Air Group stock.
Pledging of Company Stock	• Executive officers and board members may not pledge Alaska Air Group stock as collateral for any obligation.
Severance Tax Gross-Ups	• Our change-in-control and severance arrangements do not provide for tax gross-ups.
Employment Contracts	• None of our named executive officers has an employment contract.
Repricing of Stock Options	• Our equity incentive plan does not permit repricing or exchange of underwater stock options without stockholder approval.

CORPORATE GOVERNANCE

Board Leadership

The Company’s board leadership generally includes a combined chairman and CEO role with a strong, independent lead director.

In choosing generally to combine the roles of chairman and CEO, the Board takes into consideration the highly technical nature of the airline business and the importance of deep, industry-specific knowledge and a thorough understanding of the Company’s business environment in setting agendas and leading the Board’s discussions. Combining the roles also provides a clear leadership structure for the management team. Because the CEO has a depth of understanding of the many complexities of the airline business, the regulatory environment, and the Company’s strategy – all of which are critically important to the Company’s performance – the Board believes that he or she generally is best suited to serve as chairman and to preside over the majority of the Board’s discussions, with the exception of the regular sessions of the independent directors, which are led by the independent lead director.

By creating an independent lead director role with specific authority, the Board is able to ensure objective evaluation of management decisions and performance and to provide independent leadership for director and management succession planning and other governance issues. The lead director’s responsibilities are:

•

to preside at all meetings where the board chairman is not present or where the board chairman could be perceived as having a conflict of interest, including but not limited to periodic meetings of non-management directors as described in Section 1.1.12 of the Company’s Corporate Governance Guidelines;

•	to approve the board meeting agendas and meeting schedules to ensure sufficient time for discussion, and to approve information sent to the board members;
•	to lead the non-management directors’ annual evaluation of the CEO;
•	to conduct interviews of independent directors annually, including a discussion of each individual director’s self-assessment of his or her contribution prior to nomination for election;
•	to discuss any proposed changes to committee assignments with each affected director in advance of making committee membership recommendations to the Board;
•	to be available for consultation and direct communication if requested by a major shareholder; and
•

such other duties as may be described in the Company’s Corporate Governance Guidelines, including serving as liaison between the chairman and independent directors and calling meetings of the independent directors, if appropriate.

Notwithstanding the Board’s preference for combining the roles of chairman and CEO, the Board may separate the CEO and chair roles from time to time at its discretion, and has done so previously on a temporary basis in connection with the transition to a new CEO. In deciding whether to separate the roles, the Board considers, among other things, the experience and capacity of the sitting CEO, the rigor of independent director oversight of financial, operational and safety regulatory issues, the current climate of openness between management and the Board, and the existence of other checks and balances that help ensure independent thinking and decision-making by directors.

Executive Sessions and Lead Director

The Air Group Board holds regular executive sessions of non-management directors quarterly, as provided in the Company’s Corporate Governance Guidelines. The lead director presides over these executive sessions.

Risk Oversight

Alaska Air Group has adopted an enterprise-wide risk analysis and oversight program. This program is designed to identify the various risks faced by the organization, assign responsibility for managing those risks to individual executives within the management ranks and align these management assignments with appropriate board-level oversight.

Responsibility for the oversight of the program itself has been delegated to the Audit Committee. In turn, the Audit Committee has tasked an executive responsible for enterprise risk (risk officer) with the day-to-day design and implementation of the program. Under the program, an Alaska Air Group risk matrix has been developed and the organization’s most prominent risks have been identified, responsibility has been assigned to appropriate executives, and assignments have been aligned for appropriate board oversight, including oversight of safety-related risks by the Board’s Safety Committee. Responsibility for managing these risks includes strategies related to both mitigation (acceptance and management) and transfer (insurance). The risk matrix is updated regularly. At a minimum, the Audit Committee receives quarterly updates regarding the program and an annual in-person review of the program’s status by the risk officer.

The program also provides that the Audit Committee work with the risk officer and Air Group’s management executive committee to annually identify the most pressing risk issues for the next year. This subset of the risk matrix is then designated for heightened oversight, including periodic presentations by the designated management executive to the appropriate board entity. Furthermore, these areas of emphasis regarding risk are specifically reviewed and discussed with executive management during an annual executive officer planning session, held during the third quarter of each year, and are incorporated into the development of the Company’s strategic plan for the coming year.

As part of its oversight of the Company’s executive compensation program, the Compensation and Leadership Development Committee, along with its independent consultant and the Company’s management team, has reviewed the risk impact of the Company’s executive compensation. Based on this review, the Company has concluded that its executive compensation programs do not encourage risk-taking to a degree that is reasonably likely to have a materially adverse impact on the Company.

The Company believes that its leadership structure, discussed in detail in the Board Leadership section above, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, while facilitating open discussion and communication from independent members of the Board, it ensures that strategic discussions are led by an individual with a deep understanding of the highly technical and complex nature of the airline business.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all employees of the Company, including its CEO, CFO, principal accounting officer and persons performing similar functions, and its Board of Directors. The Code of Conduct and Ethics may be found on the Company’s website at www.alaskaair.com and is available in print to any stockholder who requests it. Information on the Company’s website, however, does not form a part of this Proxy Statement. The Company intends to disclose on the Company’s website any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers.

Stockholder Communication Policy

Any stockholder or interested party who wishes to communicate with the Alaska Air Group Board of Directors or any specific director, including the lead director (who presides over executive sessions of the non-employee directors) or with the non-employee directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•

forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the chair of the Audit Committee for review);

•

attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance and Nominating Committee, the Corporate Secretary presents a summary of all communications received since the last meeting of the Governance and Nominating Committee and will make those communications available to any director on request.

In 2015, the Board also implemented a protocol for stockholder-director engagement that provides long-term holders of a significant percentage of the Company’s stock a process for communicating directly with the Board.  Investors may request information regarding engagement with stockholders by contacting the Corporate Secretary at (206) 392-5218 or by email to shannon.alberts@alaskaair.com

ELECTION OF DIRECTORS

Proposal 1:  Election of Directors to One-Year Terms

The Company’s Bylaws provide that directors shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in the Company’s Bylaws. Eleven directors are nominees for election this year and each has consented to serve a one-year term ending in 2017.

Patricia M. Bedient, 62 Executive Vice President, The Weyerhaeuser Company

Director of Alaska Air Group since 2004

Audit Committee (Chair)

Governance and Nominating Committee

Qualifications:

•  Financial Expertise

•  Strategic Planning Experience

•  Public Accounting Experience

Professional Highlights:

Ms. Bedient is currently executive vice president for The Weyerhaeuser Company, a publicly traded company and one of the world’s largest integrated forest products companies.  She served as the company’s CFO until February 2016.  A certified public accountant (CPA) since 1978, she served as managing partner of the Seattle office of Arthur Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with the firm. She is a member of the American Institute of CPAs and the Washington Society of CPAs.

Current Public Company Board Service:

•  Suncor Energy, Inc. (appointed in February 2016)

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Overlake Hospital Medical Center Board of Trustees

•  Oregon State University Board of Trustees

•  University of Washington Foster School of Business Advisory Board

•  World Forestry Center Executive Board

Education:

•  BS, Oregon State University

Marion C. Blakey, 67 President and CEO, Rolls-Royce North America

Director of Alaska Air Group since 2010

Safety Committee (Chair)

Qualifications:

Extensive experience with airline industry government and trade organizations including:

•  Aerospace Industries Association

•  Federal Aviation Administration

•  National Transportation Safety Board

Professional Highlights:

Ms. Blakey is president and CEO of Rolls-Royce North America. From 2007 to 2015, she was president and CEO of Aerospace Industries Association, the nation’s largest aerospace and defense trade association.  Prior to that she served as the Administrator of the Federal Aviation Administration from 2002 to 2007 and chair of the National Transportation Safety Board from 2001 to 2002.  She previously served on the President’s Export Council Subcommittee on Export Administration, the Washington Area Airports Task Force Advisory Board and the International Aviation Women’s Association Advisory Board.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Noblis Board of Trustees (a non-profit science, technology and strategy organization)

•  NASA Advisory Council

•  Independent Takata Quality Assurance Panel

•  International Coordinating Council of Aerospace Industries Associations

Education:

•  BA, Mary Washington College of the University of Virginia

Phyllis J. Campbell, 64 Chairman, JPMorgan Chase & Co. Pacific Northwest Region

Director of Alaska Air Group since 2002

Lead Director

Governance and Nominating Committee (Chair)

Qualifications:

•  Extensive Business Experience

•  Community Leadership

•  Governance Expertise

Professional Highlights:

Since April 2009, Ms. Campbell has been chairman of the Pacific Northwest Region for JPMorgan Chase & Co., a publicly traded company. She is the firm’s senior executive in Washington, Oregon and Idaho, representing JPMorgan Chase at the most senior level. From 2003 to 2009, Ms. Campbell served as president and CEO of The Seattle Foundation, one of the nation’s largest community philanthropic foundations. She was president of U.S. Bank of Washington from 1993 until 2001 and served as chair of the bank’s Community Board. Ms. Campbell has received several awards for her corporate and community involvement, including Women Who Make A Difference and Director of the Year from the Northwest Chapter of the National Association of Corporate Directors.

Current Public Company Board Service:

•  Nordstrom, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Toyota’s Diversity Advisory Board

Prior Board Service:

•  Puget Energy, Inc.

•  Puget Sound Energy, Inc. (subsidiary of Puget Energy)

Education:

•  BA, Washington State University

•  MBA, University of Washington

Dhiren R. Fonseca, 51 Partner, Certares LP

Director of Alaska Air Group since 2014

Audit Committee

Qualifications:

•  Online Travel Services Industry Expertise

•  Management Experience

•  Financial Experience

•  Technology Experience at a Major Software and Computer Services Company

Professional Highlights:

Prior to joining Certares LP as a partner in December 2014, Mr. Fonseca was chief commercial officer at Expedia, Inc., where he served for more than 18 years. He contributed greatly to the online travel company’s growth and success, serving in a host of key roles including co-president of its global partner services group and senior vice president of corporate development. Mr. Fonseca helped found Expedia.com as part of the management team at Microsoft Corporation that brought the online travel company to life in 1995 and subsequently took it public in 1999. Before Expedia, he held multiple roles in product management and corporate technical sales at Microsoft Corporation.

Current Public Company Board Service:

•  Caesars Acquisition Corporation

Prior Public Company Board Service:

•  eLong, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  RentPath, Inc.

Jessie J. Knight, Jr., 65 Former Executive Vice President External Affairs, Sempra Energy Former Chairman, San Diego Gas and Electric and Southern California Gas Company

Director of Alaska Air Group since 2002

Governance and Nominating Committee

Safety Committee

Qualifications:

•  Brand Marketing Experience

•  Energy Markets Expertise

•  Economic Development Expertise

•  Business, Political and International Experience

•  Experience as a CEO of a Public Company

Professional Highlights:

Until, September 2015, Mr. Knight was executive vice president of external affairs for Sempra Energy (a publicly traded company), and chairman of San Diego Gas and Electric Company and Southern California Gas Company, both subsidiaries of Sempra Energy. From 2010 to 2014, he was chairman and CEO of San Diego Gas & Electric. Prior to that, he was executive vice president of external affairs at Sempra Energy, president and CEO of the San Diego Regional Chamber of Commerce, was a commissioner of the California Public Utilities Commission, and vice president of marketing and strategic planning for the San Francisco Chronicle and San Francisco Examiner newspapers. Prior to his media career, he held finance and marketing positions with the Dole Foods Company. He is a life member of the Council on Foreign Relations. He previously served for 10 years on the board of the San Diego Padres Baseball Club and seven years on the board of Avista Corp., where he served on the governance and audit committees and as lead director.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Timken Museum of Art in San Diego Board

•  U.S. Chamber of Commerce Board of Directors

•  University of California San Diego Foundation Board of Trustees

•  J. Craig Venter Institute Board of Trustees

Education:

BA, St. Louis University

MBA, University of Wisconsin

Dennis F. Madsen, 67 Consultant and Former President and CEO of Recreational Equipment, Inc.

Director of Alaska Air Group since 2003

Compensation and Leadership Development Committee

Audit Committee

Qualifications:

•  Business Expertise

•  Experience Leading a Large People-Oriented and Customer-Service-Driven Organization

Professional Highlights:

From 2000 to 2005, Mr. Madsen was president and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing. He served as REI’s executive vice president and COO from 1987 to 2000, and prior to that held numerous other positions at REI. In 2010, Mr. Madsen was appointed a director of West Marine Inc., a publicly traded retail company in the recreational boating sector. He also chairs West Marine’s compensation and leadership development committee and serves on its nominations and governance committee.

Current Public Company Board Service:

•  West Marine, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Forterra

•  Western Washington University Foundation

•  Youth Outdoors Legacy Fund

Education:

BA, Seattle Pacific University

MBA, Pacific Lutheran University

Helvi K. Sandvik, 58 President, NANA Development Corporation

Director of Alaska Air Group since 2013

Safety Committee

Qualifications:

•  Business Leadership Experience

•  Intimate Knowledge of the Native Culture and Transportation Requirements in the State of Alaska

Professional Highlights:

Since 1999, Ms. Sandvik has been president of NANA Development Corporation, a diversified business engaged in government contracting, oilfield and mining support, professional management services, and engineering and construction.  She previously served as vice president operations at NANA Development Corporation and as vice president resources at NANA Regional Corporation.  Ms. Sandvik formerly served in a variety of leadership roles within the Alaska Department of Transportation and Public Facilities, including director of statewide aviation and deputy commissioner.  She currently serves as an advisor to the Robert Aqqaluk Newlin Trust, where she was previously a trustee. She has served in a variety of public and non-profit leadership roles including chair and member of the Alaska State Chamber of Commerce, member of the Alaska Industrial Development and Export Authority, and commissioner of the U.S. Arctic Research Commission. She also served on board of the Federal Reserve Bank of San Francisco, Seattle Branch, from 2004 to 2009 and served as its chair from 2008 to 2009.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Native American Contractors Association

Education:

MBA, University of Alaska Fairbanks

BA, Kalamazoo College

Katherine J. Savitt, 52 President Digital, STX Entertainment

Director of Alaska Air Group since 2014

Compensation and Leadership Development Committee

Qualifications:

•  Business and Entrepreneurial Expertise

•  e-Commerce Marketing Experience

•  Strategic Expertise

Professional Highlights:

Ms. Savitt was named president digital of STX Entertainment in September 2015.  From 2012 to 2015, she was chief marketing officer for Yahoo!, responsible for global marketing and media. Ms. Savitt founded Lockerz, a start-up focused on social commerce for Generation Z, where she was CEO from 2009 to 2012, and from 2006 to 2009 she was executive vice president and chief marketing officer at American Eagle Outfitters, Inc., where she led both the global marketing efforts of the company’s portfolio of brands and the digital and e-commerce channels. Ms. Savitt has also served as vice president of strategic communications, content and entertainment initiatives for Amazon.com. She founded MWW/Savitt, an integrated marketing communications firm representing a diverse array of world class brands and consumer technology start-ups.

Prior Public Company Board Service:

•  Vitamin Shoppe, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

BA, Cornell University

J. Kenneth Thompson, 64 President and CEO, Pacific Star Energy LLC

Director since 1999

Compensation and Leadership Development Committee (Chair)

Safety Committee

Qualifications:

•  Business Leadership Expertise

•  Experience with Planning, Operations, Engineering, and Safety/Regulatory Issues

Professional Highlights:

Since 2000, Mr. Thompson has been president and CEO of Pacific Star Energy LLC, a private energy investment company in Alaska with partial ownership in the oil exploration firm Alaska Venture Capital Group. From 1998 to 2000, Mr. Thompson served as executive vice president of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore. Prior to that, he was president of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, Alaska. He chairs the environmental, health, safety and social responsibility committee and serves on the governance and nominating and the audit committees of Coeur Mining Corporation, serves on the strategy planning committee and chairs the compensation committee at Tetra Tech, Inc., and serves on the governance and nominating, compensation and hydrocarbon reserves committees and chairs the health, safety and environmental committee at Pioneer Natural Resources Company.

Current Public Company Board Service:

•  Pioneer Natural Resources Company

•  Tetra Tech, Inc.

•  Coeur Mining Corporation

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Provision Ministry Group

Education:

BS, Missouri University of Science and Technology

Bradley D. Tilden, 55 Chairman, President and CEO, Alaska Air Group, Inc. and Alaska Airlines, Inc. Chairman and CEO, Horizon Air Industries, Inc.

Director of Alaska Air Group since 2010

Qualifications:

•  Deep Airline Experience

•  Strategic Planning Skills

•  Financial Expertise

•  Leadership Experience

Professional Highlights:

Mr. Tilden has been chairman of Alaska Air Group and of Alaska Airlines and Horizon Air since January 2014. He has served as president of Alaska Airlines since December 2008. In May 2012, Mr. Tilden was named president and CEO of Alaska Air Group and CEO of Alaska Airlines and Horizon Air. He served as executive vice president of finance and planning from 2002 to 2008 and as CFO from 2000 to 2008 for Alaska Airlines and Alaska Air Group. Prior to 2000, he was vice president of finance at Alaska Airlines and Alaska Air Group. Before joining Alaska Airlines, Mr. Tilden worked for the accounting firm PricewaterhouseCoopers.

Current Public Company Board Service:

•  Nordstrom, Inc. (appointed in March 2016)

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Airlines for America

•  Pacific Lutheran University Board of Regents

•  Boy Scouts of America

•  Washington Roundtable

Education:

BA, Pacific Lutheran University

MBA, University of Washington

Eric K. Yeaman, 48 President and COO, First Hawaiian Bank

Director of Alaska Air Group since 2012

Audit Committee

Qualifications:

•  Experience as a CEO of a Public Company

•  Intimate Knowledge of the Culture and Transportation Needs of Hawaii

Professional Highlights:

Mr. Yeaman was named president and COO of First Hawaiian Bank in June 2015.  From 2008 to 2015, he was president and CEO of Hawaiian Telcom (a telecommunications and technology company serving the state of Hawaii).  Prior to that, he was senior executive vice president and COO of Hawaiian Electric Company, Inc. (HECO)  Mr. Yeaman joined Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, in 2003 as financial vice president, treasurer and CFO. Prior to joining HEI, Mr. Yeaman held the positions of chief operating and financial officer for Kamehameha Schools from 2000 to 2003. He began his career at Arthur Andersen LLP in 1989.

Current Public Company Board Service:

•  Alexander & Baldwin, Inc.

•  Hawaiian Telcom, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Queen’s Health Systems

•  Hawaii Community Foundation

•  The Harold K.L. Castle Foundation

•  Hawaii Asia Pacific Association

Education:

BA, University of Hawaii at Manoa

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF THE 11 DIRECTOR NOMINEES NAMED ABOVE.

UNLESS OTHERWISE INDICATED ON YOUR PROXY, THE SHARES WILL BE

VOTED FOR THE ELECTION OF THESE 11 NOMINEES AS DIRECTORS.

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, the Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and board committees on which they serve, discussing matters with the chairman and CEO and other executives, reviewing materials provided to them, and visiting the Company’s facilities.

Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation and Leadership Development Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. These charters are posted on the Company’s website, can be accessed free of charge at www.alaskaair.com and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary at P.O. Box 68947, Seattle, WA 98168.

The table below shows the current members and chairs of the standing board committees.

Board Committee Memberships

Name	Audit Committee	Compensation and Leadership Development Committee	Governance and Nominating Committee	Safety Committee
Patricia M. Bedient	Chair		●
Marion C. Blakey				Chair
Phyllis J. Campbell			Chair
Dhiren R. Fonseca	●
Jessie J. Knight, Jr.			●	●
Dennis F. Madsen	●	●
Helvi K. Sandvik				●
Katherine J. Savitt		●
J. Kenneth Thompson		Chair		●
Eric K. Yeaman	●

Board Committee Functions

The principal functions of the standing board committees, pursuant to their respective charters, are as follows:

Audit Committee

•  With regard to matters pertaining to the independent registered public accountants:

o  appoint them and oversee their work;

o  review at least annually a written statement regarding their internal quality-control procedures, any material issues raised by their internal quality-control review, and all relationships between the independent accountants and the Company;

o  maintain ongoing discussions as to their independence;

o  pre-approve all auditing and non-auditing services they are to perform;

o  review annual and quarterly financial statements and filings made with the SEC;

o  receive and review communications required from the independent registered public accountants under applicable rules and standards;

o  establish clear hiring policies for employees and former employees of the independent registered public accountants; and

o  review audited financial statements with management and the independent registered public accountants.

•  With regard to matters pertaining to the internal auditors:

o  review planned internal audits and their results with the internal auditors;

o  review the structure and resources of the internal audit team; and

o  review any changes to the internal audit charter.

•  With regard to matters pertaining to controls:

o  review major financial reporting risk exposure and adequacy and effectiveness of associated internal controls;

o  review procedures with respect to significant accounting policies and the adequacy of financial controls;

o  discuss with management policies with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and risk management;

o  discuss with management, as appropriate, earnings releases and any information provided to analysts and ratings agencies;

o  develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters; and

o  obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

•  Annually review and reassess the adequacy of the Committee’s charter and performance.

Governance and Nominating Committee

•  Develop, monitor and reassess from time to time the Corporate Governance Guidelines.

•  Evaluate the size and composition of the Board.

•  Develop criteria for board membership.

•  Evaluate the independence of existing and prospective members of the Board.

•  Seek and evaluate qualified candidates for election to the Board.

•  Evaluate the nature, structure and composition of other board committees.

•  Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each board committee, including itself.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Compensation and Leadership Development Committee

•  With regard to executive and director compensation:

o  recommend for approval by the Board changes in compensation and insurance for the Company’s and its subsidiaries’ nonemployee directors;

o  set, review and approve compensation of the CEO and other elected officers of the Company and its subsidiaries; and

o  establish the process for approving corporate goals relevant to CEO compensation and for evaluating CEO performance in light of those goals.

•  Set annual goals under the broad-based Performance-Based Pay Plan and Operational Performance Rewards Plan and administer the plans.

•  Grant stock awards and stock options.

•  Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.

•  Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

•  Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring management benefit committees, and approve the membership of those committees, trustees and trust agreements, and the extension of plan participation to employees of subsidiaries.

•  Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.

•  Ensure a framework, process and policies are in place for CEO and executive succession, including standards for assessment, and the periodic review of CEO and other executive-level leadership development and succession plans.

•  Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

•  Administer, review and modify the Company’s policy regarding recoupment of certain compensation payments.

•  Produce the report on executive compensation required for the annual proxy statement.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Safety Committee

•  Monitor management’s efforts to ensure the safety of passengers and employees of the Air Group companies.

•  Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

•  Review management’s efforts to ensure aviation security and reduce the risk of security incidents.

•  Periodically review with management and outside experts all aspects of airline safety.

•  Evaluate the Company’s health, safety and environmental policies and practices.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Board and Committee Meetings

In 2015, the Board of Directors held ten meetings. The standing board committees held the following number of meetings in 2015:

Audit Committee - 4

Compensation and Leadership Development Committee - 5

Governance and Nominating Committee - 5

Safety Committee - 4

Each director attended at least 75% of all board and applicable committee meetings during 2015. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all directors but one attended the annual meeting.

Director Independence

The Board of Directors of the Company has determined that all of the directors, except Mr. Tilden, and including each member of the Audit Committee, Governance and Nominating Committee, and Compensation and Leadership Development Committee, are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. In making its determination, the Board included consideration of the contributions made by the Company to charitable organizations with which any of its directors are affiliated. In this regard, the Board considered the value of charitable contributions made to an organization with which Ms. Bedient is affiliated as a member of its advisory board. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board affirmatively determined that the matters did not represent material relationships with the Company because the amounts of the contributions were immaterial with respect to the Company’s and the outside organization’s annual revenues.

Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or as required by the SEC. The Board has determined that Ms. Bedient and Mr. Yeaman are audit committee financial experts as defined in SEC rules.

The Corporate Governance Guidelines are available on the Company’s website at www.alaskaair.com and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary.

Specifically, the Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.
2.

Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.

With regard to the Company’s independent accountant’s firm, neither the director nor any immediate family member is a current partner of the Company’s independent accountants firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and worked on the Company’s audit within that time.

4.

Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member.

5.

The director is not currently an employee of and no immediate family member is an executive officer of another company that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for board and audit committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules.

Director Nomination Policy

Identification and Evaluation of Candidates

1.	Internal Process for Identifying Candidates

The Governance and Nominating Committee (the Committee) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below):

•

On a periodic basis, by soliciting ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research; and

•

From time to time, using its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.

2.	Candidates Proposed by Stockholders

Stockholders who meet the qualifications outlined below may nominate up to two director candidates for inclusion in the Company’s proxy statement (see Proxy Access Right of Qualified Stockholders). Stockholders who do not meet those qualifications or do not wish to have their director nominees included in the Company’s proxy materials may nominate director candidates and file their own proxy statement to solicit proxies for the election of their director nominees at an annual meeting if they comply with the requirements outlined in the Company’s Bylaws and as generally described below under General Nomination Right of All Stockholders.   For more information, see How can I submit a proposal for next year’s annual meeting? in the Questions and Answers About the Annual Meeting section of this Proxy Statement for further information about the deadlines applicable to the submission of director nominations for next year’s annual meeting of stockholders.

Stockholders who wish to propose director candidates for board consideration may do so according to the process outlined in this section under Consideration of Director Candidates Recommended by Stockholders.

The Corporate Secretary will send a copy of the Company’s Bylaws to any interested stockholder upon request. The Company’s Bylaws are also available on the Company’s website at www.alaskaair.com.

a.	Proxy Access Right of Certain Stockholders

In December 2015, the Board amended the Company’s Bylaws to provide a “proxy access” right to stockholders.  Under this proxy access right, a stockholder or a group of up to 20 stockholders owning at least 3% of the Company’s shares continuously for three years may nominate directors constituting up to 20% of the Board, or two nominees, whichever is greater, for inclusion in the Company’s proxy materials.  This right is subject to certain conditions, including complying with the notice, information and consent provisions contained in Article II, Section 10 of the Company’s Bylaws.  The provisions generally require that written notice of a stockholder’s nomination of one or more persons for election to the Board and inclusion in the Company’s proxy materials be received by the Corporate Secretary of the Company no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting.  Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, are set forth in Article II, Section 10 of the Company’s Bylaws.

b.	General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Company’s Bylaws. The provisions generally require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a stockholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws

c.	Consideration of Director Candidates Recommended by Stockholders

The Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that have beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the Qualified Stockholder).

The Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

•	Initial Consideration of Candidates Recommended by Qualified Stockholders
The Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the procedures described below.

Qualified Stockholders may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the Notice). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.  No such notice was received in connection with the 2016 Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material relationship of a personal, professional, financial or business nature from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules. The Notice shall also contain or be accompanied by the information or documentation described below.

o

Proof of stock ownership (including the required holding period) of the stockholder or group of stockholders is required. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

o

A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated is required.

o	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified is required.
o

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”) shall be provided.

o

Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills established by the Committee shall be provided. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation of the candidate.

o

Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Exchange Act is required.

o	The signature of each candidate and of each stockholder submitting the proposal is required.
The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary will promptly forward the Notice to the Lead Director and to the Chair of the Governance and Nominating Committee.

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Committee, the Chair of the Committee will request that the CEO interview the candidate, and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Committee’s recommendations with any Qualified Stockholder who made a proposal.

3.	Evaluation of Candidates

As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Committee will then (i) determine if the candidate satisfies the qualifications set forth below under the caption Policy on Minimum Qualifications for All Directors; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Governance and Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Governance and Nominating Committee considers, among other things, the prospective nominee’s relevant experience, intelligence, independence, commitment, ability to work with the CEO and within the Board culture, prominence, diversity, and age. The Governance and Nominating Committee may also consider a nominee’s CEO experience, senior-level international experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, safety, organizational development, information technology, and government and public relations. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Committee’s (or the Board’s) perceptions about future issues and needs.

For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates.

Board diversity is considered broadly, not merely with regard to race, gender, or national origin, but also with regard to general background, geographical location, and other factors. The consideration of diversity is implemented through discussions at the Governance and Nominating Committee. In addition, on an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix and diversity of board members is appropriate for the Company.

Certain Relationships and Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which the Company was, is or will be a participant, the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is any person who is, or at any time since the beginning of the last fiscal year was, one of the directors or executive officers or a nominee to become a director, (ii) any beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of these persons.

Under the policy, once such a transaction by a related person has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arm’s-length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will not participate in the approval or ratification process except to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: employment by the Company of an executive officer unless he or she is an immediate family member of another related person; any compensation paid by the Company to a director; and a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro-rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. With the exception of the transactions reported here, the amounts involved in these transactions are below the disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction.

Pursuant to 17 CFR Section 229.404, the Company discloses that its subsidiary Alaska Airlines, Inc. is a party to aircraft and facilities services agreements with NANA Management Services, LLC (NMS) worth $4.9 million annually. NANA Development Corporation owns 51% of NMS. Director Helvi Sandvik is the president of NANA Development Corporation and a vice president of NMS. Ms. Sandvik has no direct or indirect interest in the transactions between Alaska Airlines and NMS.

2015 Director Compensation

The following table presents information regarding the compensation paid for 2015 to members of the Board of Directors who are not also the Company’s employees (non-employee directors). The compensation paid to Mr. Tilden, who is also an employee, is presented in the Summary Compensation Table and the related explanatory tables. Mr. Tilden does not receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(2) ($) (d)	Non-Equity Incentive Plan Compen- sation(2) ($) (e)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings(2) ($) (f)	All Other Compen- sation(3) ($) (g)	Total ($) (h)
Patricia M. Bedient	63,036	74,964	0	0	0	1,924	139,924
Marion C. Blakey	53,036	74,964	0	0	0	545	128,545
Phyllis J. Campbell	63,036	74,964	0	0	0	14,663	152,663
Dhiren R. Fonseca	45,036	74,964	0	0	0	4,053	124,053
Jessie J. Knight, Jr.	45,036	74,964	0	0	0	3,867	123,867
Dennis F. Madsen	45,036	74,964	0	0	0	9,127	129,127
Helvi K. Sandvik	45,036	74,964	0	0	0	4,724	124,724
Katherine J. Savitt	45,036	74,964	0	0	0	42,070	162,070
J. Kenneth Thompson	53,036	74,964	0	0	0	13,002	141,002
Eric K. Yeaman	45,036	74,964	0	0	0	8,296	128,296

(1)	Directors received an annual cash retainer of $43,000. In addition, the compensation for non-employee directors included the following:
•	an annual retainer of $10,000 to the Lead Director;
•	an annual retainer of $18,000 to the Audit Committee chair and $8,000 each to the Compensation and Leadership Development, Governance and Nominating, and Safety Committee chairs;
•	an annual retainer of $1,000 to non-employee directors for service on the board of Alaska Airlines and $1,000 for service on the board of Horizon Air;
•	reimbursement of expenses in connection with attending board and committee meetings as well as expenses in connection with director education.

Following a market review in late 2015, effective May 12, 2016, the annual stock retainer will increase to $90,000 in value, the annual cash retainer will increase to $60,000, and each of the following committee chairman retainers will be adjusted:  Lead Director -- $20,000; Compensation and Leadership Development Chair -- $10,000; and Safety Committee Chair -- $10,000.

(2)

Under the terms of the Company’s Stock Deferral Plan for Non-Employee Directors each board member may elect in the prior year to receive his or her annual award in the form of fully vested shares at the time of grant or to defer payment of all or a portion of the award until his or her termination of service on the Board. If no election is made the year prior to payment, common stock is issued.

In 2015, Ms. Blakey, Mr. Knight, and Ms. Sandvik were each granted 1,154 deferred stock units (DSUs), based on their elections to defer made in 2014. Ms. Bedient, Ms. Campbell, Mr. Fonseca, Mr. Madsen, Ms. Savitt, Mr. Thompson, and Mr. Yeaman were each issued 1,154 shares of Alaska Air Group common stock. See discussion of these awards in Note 11 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements included as part of the Company’s 2015 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. The non-employee directors do not hold any outstanding stock options.

Alaska Air Group directors do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Directors do not receive pension benefits for their service.

(3)

As part of each director’s compensation, the non-employee director and the non-employee director’s spouse and eligible dependents were provided transportation on Alaska Airlines and Horizon Air. Included in the All Other Compensation column for each non-employee director is the incremental cost to the Company of providing the benefit. Positive-space travel is a benefit unique to the airline industry. By providing this travel without tax consequences to non-employee directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages non-employee directors to travel, thus enhancing their connection to the Alaska Airlines and Horizon Air products and services. The All Other Compensation column (g) includes the value of reimbursements for taxes on the transportation benefits provided to each director.

Director Stock Ownership Policy

The Company expects directors to act in the Company’s best interests regardless of the number of shares they own. Each non-employee director is expected to hold shares of Company stock having a value equal to at least three times the director’s annual cash retainer, such ownership to be achieved within five years of joining the Board. Deferred stock units held by directors, which are 100% vested at grant, will count toward the holding requirement even though they will not be issued until the director resigns from the Board.

NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2:  Advisory Vote to Approve the Compensation

of the Company’s Named Executive Officers

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For the Named Executive Officers, a high percentage of total direct compensation is variable and tied to the success of the Company because they are the senior leaders primarily responsible for the overall execution of the Company’s strategy. The Company’s strategic goals are reflected in its incentive-based executive compensation programs so that the interests of executives are aligned with stockholder interests. Executive compensation is designed to be internally equitable, to reward executives for responding successfully to business challenges facing the Company, and to take into consideration the Company’s size relative to the rest of the industry.

The CD&A section of this Proxy Statement describes in more detail the Company’s executive compensation programs and the decisions made by the Compensation and Leadership Development Committee during 2015. Highlights of these executive compensation programs include the following:

Base Salary

In general, for the Named Executive Officers excluding the CEO, the Committee targets base salary levels at or about the 50th percentile relative to the Company’s airline peer group with the opportunity to earn market-level or above compensation through short- and long-term incentive plans that pay when performance objectives are met.

In 2015, the Compensation and Leadership Development Committee set base salary for the CEO at or about the 25th percentile and set base salaries for the other Named Executive Officers at or about the 50th percentile of the airline peer group. Target total direct compensation for the CEO and for the Named Executive Officers fell within the same respective ranges.

Annual Incentive Pay

The Company’s Named Executive Officers are eligible to earn annual incentive pay under the broad-based Performance-Based Pay Plan, in which all employees participate and which is intended to motivate the executives to achieve specific company goals. Annual target performance measures reflect near-term financial and operational goals that are consistent with the strategic plan.

Long-term Incentive Pay

Equity-based incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, resulting in overlapping vesting periods that are designed to discourage short-term risk taking and to align Named Executive Officers’ long-term interests with those of stockholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the 2016 Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal regarding the compensation paid to the Named Executive Officers is advisory only and will not be binding on the Company or the Board and will not be construed as overruling a decision by the Company or the Board or as creating or implying any additional fiduciary duty for the Company or the Board. However, the Compensation and Leadership Development Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. Stockholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting in 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

Compensation Discussion and Analysis

Executive Summary

This CD&A contains a discussion of the material elements of compensation earned during 2015 by the Company’s chief executive officer, its chief financial officer, and its three highest paid executive officers. Specifically, the Named Executive Officers include: Bradley D. Tilden, chairman, president and chief executive officer of Alaska Air Group; Brandon S. Pedersen, executive vice president finance and chief financial officer of Alaska Air Group; Benito Minicucci, executive vice president operations and chief operating officer of Alaska Airlines; Andrew R. Harrison, executive vice president and chief commercial officer of Alaska Airlines1; and Joseph A. Sprague, senior vice president communications and external relations of Alaska Airlines.

1	Mr. Harrison was senior vice president planning and revenue management of Alaska Airlines until February 11, 2015, when he was elected executive vice president and chief commercial officer.

2015 Company Performance Highlights

Alaska Air Group had numerous financial and operational achievements in 2015. For the year ended December 31, 2015, Alaska Air Group:

•	posted record full-year 2015 net income, excluding special items, of $842 million, or $6.51 per diluted share, compared to $571 million, or $4.18 per diluted share, in 2014;
•	shared $120 million (exceeding one month’s pay for most employees) in incentive rewards with all employees;
•	achieved return on invested capital of 25.2%, compared to 18.6% in 2014;
•

repurchased 7,208,328 shares of its common stock in 2015, or approximately 6% of shares outstanding as of January 1, bringing total shares repurchased since 2007 to 56 million, returning a total of $1.3 million to stockholders;

•

paid a total of $102 million in dividends to stockholders and announced a 38% increase in the quarterly dividend, from $0.20 per share to $0.275 per share, effective with the dividend paid on March 8, 2016;

•	decreased our adjusted debt-to-total-capitalization ratio to 27%;
•	reached a new long-term agreement with Bank of America for the Alaska Airlines Visa credit card, expected to generate an incremental $60 million of revenue in 2016;
•	ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” by J.D. Power for the eighth year in a row;
•	achieved aggressive safety-related goals and received the FAA Diamond Award for Maintenance and Engineering for the 14th year in a row;
•	ranked “number one” in on-time performance among North American major airlines by FlightStats for the sixth year in a row; and
•	ranked “Best U.S. Airline” by the Wall Street Journal for the third year in a row.

Governance Highlights

•	Compensation decisions are made by a committee of directors who meet SEC and NYSE independence standards.
•	The Compensation and Leadership Development Committee retains an independent consultant that provides no other services to the Company.
•	The Compensation and Leadership Development Committee regularly meets in executive session without the presence of management.
•	There is no provision for the gross-up of excise taxes in connection with change-in-control severance payments.

•	Change-in-control severance payments require a double-trigger event in order to become effective.
•	The Company maintains a recoupment policy to recover compensation from executives under certain circumstances.
•	The Company has executive and independent director stock ownership requirements.
•	An anti-pledging and anti-hedging policy is in place.
•	The Company has no executive employment agreements with the Named Executive Officers.
•	The Company amended its bylaws to allow shareholders proxy access to nominate directors pursuant to certain requirements.

Consideration of Say-on-Pay Advisory Vote

At the May 2015 annual meeting, 98% of the votes were cast in favor of the advisory say-on-pay proposal in connection with the Company’s 2014 compensation. The Compensation and Leadership Development Committee believes that the vote indicates that most stockholders approve of the structure of executive compensation at Alaska Air Group. Therefore, the Committee structured executive compensation for 2015 in a way that is generally consistent with that of 2014. Stockholders have an opportunity annually to cast an advisory vote in connection with executive compensation.

2015 Compensation Program Overview

The Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. Because the Named Executive Officers are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their total direct compensation is variable and tied to company performance, thereby providing incentives to achieve goals that help create value for stockholders. Highlights of the program, which did not change materially from 2014, include:

•

For 2015, the Committee approved target-level total compensation for Mr. Tilden that is 81% performance-based and aligned with stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target total compensation that is, on average, 72% performance-based and aligned with stockholder value creation.

•

Executives’ bonuses under the Company’s annual incentive pay program, in which all Company employees participate, are based on the achievement of specific performance objectives that are established at the beginning of the fiscal year by the Committee and are capped at a specified maximum amount. As illustrated in the 2015 Performance-Based Pay Calculation table, the annual incentive plan paid out above target this year primarily as a result of record profitability and excellent safety, operational and customer satisfaction scores.

•

Executives’ equity incentive awards generally consist of a combination of stock options, service-based restricted stock unit awards, and performance stock unit awards that vest only if specified performance levels of relative total shareholder return (TSR) and return on invested capital are achieved. The performance stock units have a three-year performance period that is based 50% on shareholder return relative to an airline industry peer group and 50% on return on invested capital targets. These awards align an executive’s opportunity with the creation of value for stockholders.

Objectives of the Company’s Executive Compensation Program

The objectives of the executive compensation program are as follows:

•

to attract and retain highly qualified executives who share the Company’s values and are committed to its strategic plan by designing the total compensation package to be competitive with an appropriate peer group;

•

to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific targets that are reflected in the short-term incentive Performance-Based Pay Plan and the Company’s strategic plan;

•

to align the interests of executives, employees, and stockholders by tying a large portion of executives’ total direct compensation (defined as base salary, short-term incentive pay and equity awards) to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure, and customer satisfaction; and

•	to provide executives with reasonable security to motivate them to continue employment with the Company and achieve goals that will help the Company remain competitive and thrive for the long term.

Compensation Philosophy

The Compensation and Leadership Development Committee generally targets CEO base salary at or about the 25th percentile of the Company’s airline peer group. However, the Committee may decide to set the CEO’s salary below the 25th percentile after taking into consideration other factors. The CEO has the opportunity to earn total direct compensation between the 25th and 50th percentiles if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

For the other Named Executive Officers, as well as for other elected officers of the Company, the Committee generally targets base salary at or about the 50th percentile of airline peers and provides executives an opportunity to achieve total direct compensation at the 50th percentile if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

Other factors, including company performance, individual performance, tenure, retention goals, and internal equity influence the Committee’s executive compensation-setting philosophy and practice from year-to-year.

How Executive Compensation is Determined

The Role of the Compensation and Leadership Development Committee and Consultants

Executive Compensation. The Committee determines and approves the Named Executive Officers’ compensation. The Committee also reviews management’s recommended compensation for elected officers other than the Named Executive Officers.

Leadership Development. In the context of leadership development, the Committee ensures that a process and policies, including standards for assessing individual development activities and progress, are in place to guide CEO and executive management succession planning. The Committee periodically reviews development progress and succession plans for the CEO and other key management positions.

Independent Consultants. The Committee retained Meridian Compensation Partners, LLC (Meridian), to assist the Committee with its responsibilities related to the Company’s executive and board of directors’ compensation programs. The Committee considered the following facts in concluding that Meridian is an independent advisor.

•

Meridian does not provide other services to Alaska Air Group or its subsidiaries. Meridian’s services are limited to providing the Committee with advice and information solely on executive and director compensation and related corporate governance matters.

•	The amount of fees paid by the Company during the 12-month period ended December 31, 2015 represents less than one percent of Meridian’s total annual revenues for the 2015 calendar year.
•	Meridian maintains policies designed to prevent conflicts of interest, which policies were detailed to the Committee.
•	No Meridian partner, consultant or employee who serves the Committee has any business or personal relationship with any member of the Committee.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, owns any shares of stock of the Company.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, has any business or personal relationship with any executive officer of the Company.

How the Elements of the Company’s Executive Compensation Program Were Selected

The Compensation and Leadership Development Committee conducts periodic reviews of the Company’s executive compensation to assess its alignment with the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and execute its strategic plan and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect the performance of the business.

The Committee uses both fixed compensation and variable performance-based compensation to achieve a program that is balanced, competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-in-control benefits are intended to attract and retain highly qualified executives and are paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and long-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Deterrents to Excessive Risk-Taking

The Compensation and Leadership Development Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking, to encourage executives to focus on the long-term success of the Company and to align the interests of executives with those of stockholders by:

•	encompassing several different financial and operational goals;
•	setting financial and operational goals that are reviewed and approved by the independent members of the Committee;
•	overlapping the performance periods of awards;
•	incorporating short-term and long-term performance periods of varying lengths;
•	maintaining executive stock ownership requirements;
•	capping short-term cash incentives;

•	allowing the Committee discretion to reduce amounts otherwise payable under certain awards;
•	scaling compensation to the airline industry;
•	considering internal equity among company executives; and
•	reflecting the current business challenges and opportunities facing the Company.

Executive Pay Mix and the Emphasis on Variable Pay

The Compensation and Leadership Development Committee believes that emphasis on variable, performance-based compensation at the senior executive levels of the Company is a key element in achieving a pay-for-performance culture and in aligning management’s interests with those of the Company’s stockholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and reward. When determining target executive pay, the Committee attempts to ensure that compensation is closely aligned with the overall strategy of the Company and that it motivates executives to achieve superior performance and stockholder returns.

Total Direct Compensation of the CEO

Total direct compensation for the Company’s Named Executive Officers is tailored to place a substantial emphasis on variable pay, that is, pay linked to the achievement of specific, measurable performance objectives and subject to variation depending on the degree to which such objectives are achieved. For 2015, the Committee approved target-level compensation for Mr. Tilden that is 81% variable and tied to stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target compensation that is on average 72% variable and tied to stockholder value creation.

Total Direct Compensation of the Other NEOs

The Use of Benchmarking Against a Peer Group

The Committee reviews and analyzes total direct compensation for the Named Executive Officers annually. In analyzing the information for 2015, the Committee reviewed the total direct compensation for executives of a peer group of airlines excluding any companies that ceased reporting compensation data during the period because they were no longer public.

The following companies represent the airline peer group selected by the Committee as a comparator for determining appropriate compensation levels for 2015:

•	Air Canada
•	Allegiant Travel Co.
•	American Airlines Group
•	Delta Air Lines
•	Hawaiian Holdings
•	JetBlue Airways
•	Republic Airways Holdings
•	SkyWest
•	Southwest Airlines
•	Spirit Airlines
•	United Continental Holdings
•	Virgin America
•	WestJet Airlines

The Committee chose to include the companies named above in its peer group for the following reasons:

•	they represent a group of sufficient size to present a reasonable indicator of executive compensation levels;
•	they are in the airline industry and their businesses are similar to the Company’s business;
•	the median annual revenue of this group approximates the Company’s annual revenue; and
•	the Company competes with these peer companies for talent to fill certain key, industry-related executive positions.

In the aggregate, 2015 target total cash compensation for the Named Executive Officers other than the CEO fell between the 25th and 50th percentiles of the airline peer group. Total direct compensation, which includes base salary, target annual cash compensation and long-term equity compensation, fell between the 25th and 75th percentiles. For Alaska Air Group’s CEO, target total cash compensation and total direct compensation were at or about the 25th percentile of the airline peer group.

In setting 2015 executive compensation, the Committee also reviewed data for 28 companies in the broader transportation industry having median annual revenue similar to that of Alaska Air Group to ensure that the Company’s executive compensation remains competitive. The companies in this transportation industry peer group include: Air Canada, Allegiant Travel Co., AMERCO, American Airlines Group, Atlas Air Worldwide Holdings, Avis Budget Group, Con-Way Inc., Delta Air Lines, Expedia, Expeditors International of Washington, Hawaiian Holdings, Hertz Global Holdings, Hub Group, JB Hunt Transport Services, JetBlue Airways, Kirby Corporation, Landstar System, Norwegian Cruise Line Holdings, Republic Airways Holdings, Royal Caribbean Cruises, Ryder System, SkyWest, Southwest Airlines, Spirit Airlines, United Continental Holdings, UTI Worldwide, Virgin America, and WestJet Airlines.

In the aggregate, target total cash compensation for the Company’s Named Executive Officers other than the CEO fell at or about the 30th percentile of the transportation industry peer group. Total direct compensation fell between the 25th and the 50th percentiles. For Alaska Air Group’s CEO, target total cash compensation and total direct compensation fell below the 25th percentile of the transportation industry peer group.

The Application of Internal Equity Considerations

In addition to benchmarking against airline and industry peer groups, the Committee and the CEO believe it is appropriate to consider other principles of compensation, and not accept benchmarking data as the sole basis for setting compensation. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, most notably internal equity, when determining executive compensation. Currently, Mr. Tilden’s total direct compensation represents approximately two times the average total direct compensation at the executive vice president level, and approximately four times the average at the vice president level. By considering internal equity, the Committee is able to structure executive compensation in a way that is less susceptible to sudden, temporary changes in market compensation levels.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for the Named Executive Officers. Base salaries, incentive plan payments, equity awards, equity exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and human resources departments. The Committee uses the compensation tally sheets to verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

Current Executive Pay Elements

Base Pay

The Committee assesses each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term company strategies and success, the individual’s leadership performance, and internal equity considerations.

In February 2015, the Committee approved base salary of $459,700 for Mr. Tilden, which was at or about the 25th percentile of salaries for CEOs in the airline peer group. The chart below depicts CEO base salaries at airline peer group companies.

CEO Base Salary Comparisons

(Airline Peer Group)

2015 Base Salary (1)
Alaska Air Group, Inc.	$459,700
Base Salary (Air Group peers)
Air Canada (2)	$1,400,000
United Continental Holdings, Inc.	$975,000
Delta Air Lines Inc.	$800,000
75th Percentile	$737,500
Southwest Airlines Co.	$675,000
Virgin America, Inc.	$665,000
Hawaiian Holdings, Inc.	$660,000
Median	$660,000
JetBlue Airways Corp.	$600,000
WestJet Airlines, Ltd.(2)	$567,700
25th Percentile	$525,850
Spirit Airlines, Inc.	$484,000
Republic Airways Holdings Inc.	$475,000
SkyWest Inc.	$420,300
Allegiant Travel Co.(3)	N/A
American Airlines Co.(3)	N/A

(1)

Amounts are derived from the most recent compensation data available as of the date of this Proxy Statement. In most cases, this is the 2014 base salary as reported in the respective company’s 2015 proxy statement.

(2)	Base salary is provided in Canadian dollars.
(3)	Allegiant and American Airlines CEOs do not receive a base salary.

Performance-Based Annual Pay

The Company’s Named Executive Officers are eligible to earn annual incentive pay under the Performance-Based Pay Plan, in which all eligible company employees participated in 2015. The Plan is intended to motivate executives and other employees to achieve specific company goals. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target performance level for each operational or financial goal (outlined in the 2015 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals.

The long-term success of the Company is highly dependent on running a safe and reliable operation, meeting or exceeding the expectations of customers, keeping unit costs in check, and earning profits well above our cost of capital. Each of these key strategic objectives is reflected in the goals of the Performance-Based Pay Plan.

For the Named Executive Officers, the 2015 target participation levels are as follows:

2015 Performance-Based Pay Plan Participation Rates

Name	Target Participation as % of Base Salary
Bradley D. Tilden	110%
Brandon S. Pedersen	75%
Benito Minicucci	75%
Andrew R. Harrison (1)	75%
Joseph A. Sprague	70%

(1)	Mr. Harrison received mid-year promotion that increased his participation rate from 70% to 75%.

Incentive award payments may range from zero to 200% of the Named Executive Officer’s target based on the achievement of performance goals set by the Committee at the beginning of each year. For each performance metric, performance at the target level will generally result in a 100% payout of the target amount for that metric, while the payout is generally 200% for performance at or above the maximum level and 25% for performance at the threshold level. The payout percentages are interpolated for performance between the levels identified below, but if performance for a particular metric is below the threshold level, no payment will be made as to that metric. The Committee retains discretion to reduce bonus amounts below the level that would otherwise be paid.

For 2015, the Performance-Based Pay Plan metrics were set as follows:

2015 Performance-Based Pay Metrics

		Threshold		Target		Maximum
Goal	Weight	Alaska	Horizon	Alaska	Horizon	Alaska	Horizon
Operational Performance
Safety	10%
Risk Level 3+ Events *		≤4	≤4	≤3	≤3	≤1	≤1
Employee Engagement/Customer Satisfaction	10%
The number of months we meet or exceed the monthly customer satisfaction goal		6	6	8	8	11	11
CASM	10%
Cost per available seat mile excluding fuel and special items		7.5¢	13.2¢	7.4¢	13.0¢	7.3¢	12.8¢
		Threshold		Target		Maximum
Alaska Air Group Profitability
Adjusted Pretax Profit **	70%	$400 million		$725 million		$1.3 billion

* These are events that elevate risk to the operation and include such things as significant damage to aircraft or other assets, injuries to employees or customers, or a significant reduction in safety.

**Adjusted pre-tax profit means the net income of Alaska Air Group as computed by Generally Accepted Accounting Principles (GAAP) and adjusted for “Excluded Items” and “Alternative Accounting Treatments.” “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) profit sharing, performance-based pay, operational performance rewards, variable pay, or similar programs as determined in the discretion of the Compensation and Leadership Development Committee, and (c) special income or expense items that, in the discretion of the Committee, should be excluded because recognizing them would not appropriately serve the goals of the Plan. These may include, without limitation, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, government refunds or assistance, and the cumulative effect of accounting changes. “Alternative Accounting Treatments” means expense or income items that, for purposes of calculating adjusted pre-tax profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Committee, using GAAP accounting methods would not appropriately serve the goals of the Plan. These may include, without limitation, fuel hedge accounting on an as-settled basis.

Annual target performance measures reflect financial and operational goals that are consistent with the strategic plan. Maximum goals correlate to superior performance, while threshold goals generally correlate to an acceptable, but minimal, level of improvement over the prior year’s performance. The 2015 Alaska Air Group profitability target of $725 million corresponded to a forecasted 2015 return on invested capital (ROIC) of 13%. The safety and employee engagement measures were set at levels the Committee believes will drive continuous improvement and maintain the Company’s reputation as a leader in the industry in these areas. The cost per available seat mile excluding fuel and special items (CASM) metric was similarly chosen to support the Company’s achievement of its strategic plan.

The Committee believes that using adjusted non-GAAP measures, such as CASM (excluding fuel and special items) and adjusted pre-tax profit, rather than GAAP measures, more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward. In addition, by removing the short-term impact of certain business decisions (such as the gain or loss on disposition of capital assets), the use of adjusted measures encourages executives to make decisions that are in the best interest of the Company over the long term.

Following is an example of the calculation of the 2015 Performance-Based Pay Plan payout for one of the Named Executive Officers:

2015 Performance-Based Pay Calculation *

Metrics	Actual	% of Target Achieved	Weight	Payout %
Safety Risk Level 3+ Events	2	150.0%	10.0%	15.0%
Employee Engagement/Customer Satisfaction	12 months	200.0%	10.0%	20.0%
CASM	<7.39¢	113.0%	10.0%	11.3%
Alaska Air Group Profitability	$1.36 billion	200.0%	70.0%	140.0%
Total Payout %				186.3%
Participation Rate **			x	75.0%
Payout as a % of Base Salary			=	139.7%

*Based on Alaska Airlines’ performance.

**Participation rates vary by position. The participation rate used in this example is for one of the Named Executive Officers.

The Performance-Based Pay Plan has paid out as follows for the last 10 years:

History of Performance-Based Pay

In addition, all of the Company’s employees, including the Named Executive Officers, participate in a separate incentive plan called Operational Performance Rewards, which pays a monthly incentive of $100 to all employees when certain operational performance targets are met. Awards are based on the achievement of on-time performance and customer satisfaction goals, and the maximum annual payout for each employee is $1,200. In 2015, each Alaska Airlines employee, including the Named Executive Officers, received $1,100 under the Operational Performance Rewards program, and each Horizon Air employee received $850.

Long-Term Equity-Based Pay

Long-term equity incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, resulting in overlapping vesting periods. The awards are designed to align Named Executive Officers’ interests with those of stockholders. In addition, equity awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

Stock Options. The Company grants a portion of its long-term incentive awards to the Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of the Company’s common stock on the grant date. Thus, the Named Executive Officers will realize value from their stock options only to the degree that Alaska Air Group’s stockholders realize value, provided the stockholder had purchased shares and held them for the same period as the executive. The stock options also function as a retention incentive for executives, as they generally vest ratably over a four-year period on each anniversary of the grant date and have a ten-year term.

Restricted Stock Units.  The Company also grants long-term incentive awards to the Named Executive Officers in the form of restricted stock units. Subject to the executive’s continued employment with the Company, the restricted stock units generally vest on the third anniversary of the date they are granted and, upon vesting, are paid in shares of Alaska Air Group common stock. The units provide a long-term retention incentive through the vesting period that requires continued service to the Company. The units are designed to further link executives’ interests with those of Air Group’s stockholders, as the value of the units is based on the value of Alaska Air Group common stock.

Performance Stock Units. The Company also grants the Named Executive Officers performance stock units annually as part of the long-term equity-based incentive program. The performance stock units vest only if the Company achieves performance goals established by the Committee for the performance period covered by the award. (The table below outlines the benchmarking process by which payouts are calculated.) Performance stock units also provide a retention incentive as the value of the award received is prorated based on both the executive’s status as an employee during the performance period and the achievement of performance goals.

Grants were made for the three-year performance periods beginning in January 2013, 2014 and 2015. The performance stock unit awards granted in 2013 and 2014 were based 50% on the Company’s TSR performance relative to S&P 500 companies and 50% relative to the following industry peer group: Air Canada, Allegiant Travel Co., American Airlines Group, Delta Air Lines, Hawaiian Holdings, JetBlue Airways, Republic Airways Holdings, SkyWest, Southwest Airlines, Spirit Airlines, United Continental Holdings, and WestJet Airlines.  The performance stock unit awards granted in 2015 were based 50% on the Company’s TSR performance relative to the industry peer group shown above, with the addition of Virgin America, and 50% on ROIC goals.

After discussion with management and with its independent compensation consultant, the Committee chose relative TSR as the performance measure for these awards to provide additional incentive for executives to help create stockholder value. Given the nature of the airline business, the Committee believes that measuring TSR on a relative basis rather than on an absolute basis provides a more relevant reflection of the Company’s performance by mitigating the impact of various macro-economic factors that tend to affect the entire industry and that are largely beyond the control of executives. The Committee believes that also measuring the Company’s performance relative to the broad market and to appropriate ROIC goals encourages executives to manage the Company in such a way as to attract a broader range of investors.

The percentage of the performance stock units that vest may range from 0% to 200% of the target number of units subject to the award, depending on the Company’s goals for the performance period. The payout percentages are interpolated for performance results falling between the levels identified below. The Committee retains discretion to reduce bonus amounts below the level that would otherwise be paid.

For the January 1, 2015 through December 31, 2017 performance period, the vesting of 50% of the stock units subject to the award will be determined in accordance with the chart below based on the Company’s TSR rank versus the companies in the airline peer group, and the vesting of 50% of the stock units subject to the award will be determined in accordance with ROIC performance as measured against goals set by the Committee.

2015 Performance Stock Unit Award Metrics

Airline Peer Group		Alaska Air Group ROIC (1)
TSR Rank Among the Airline Peer Group	Percentage of Peer Group Stock Units that Vest	Average ROIC	Percentage of ROIC Stock Units that Vest
1st or 2nd	200%	18% and above	200%
3rd	175%	14%	100%
4th	150%	10% and below	0%
5th	125%
6th	100%
7th	80%
8th	60%
9th	40%
10th	20%
11th, 12th, 13th or 14th	0%
(1)	Payout percentages will be linearly interpolated for performance between the levels identified above.

For the January 1, 2012 through December 31, 2014 performance period, the Company ranked 6th in TSR among its airline peer group and in the 98th percentile versus entities in the S&P Index. The Committee therefore approved payouts to the Named Executive Officers at 150% of target.

Equity Award Guidelines. The Committee considers and generally follows equity grant guidelines that are based on the target total direct compensation levels and pay mix described above. Target equity grants, when combined with the base salary and annual target incentive opportunity described above, are designed to achieve total direct compensation at or about the 50th percentile of the peer group data for the Named Executive Officers, with the exception of the CEO. The Committee may adjust equity grants to the Named Executive Officers above or below these target levels based on the Committee’s general assessment of:

•	the individual’s contribution to the success of the Company’s financial performance;
•	internal pay equity;
•	the individual’s performance of job responsibilities; and
•	the accounting impact to the Company and potential dilution effects of the grant.

The Committee believes that stock options, time-based restricted stock units and performance stock units each provide incentives that are important to the Company’s executive compensation program as a whole. Therefore, the Committee generally allocates the grant-date value (based on the principles used in the Company’s financial reporting) of each executive’s total equity incentive award among these three types of awards.  In 2015, the Committee modified the allocation guidelines so that performance stock units represent a greater percentage of the total value of executive equity awards.

2015 Equity Awards. For 2015, the guidelines applied to the Named Executive Officers are noted in the table below:

Equity Award Guidelines

	Equity Target as a	Equity Mix
Name	% of Base Pay	Stock Options	Restricted Stock Units	Performance Stock Units
Bradley D. Tilden	325%	25%	25%	50%
Brandon S. Pedersen	200%	25%	25%	50%
Benito Minicucci	250%	25%	25%	50%
Andrew R. Harrison	200%	25%	25%	50%
Joseph A. Sprague	125%	25%	25%	50%

Special Equity Awards. The Committee retains discretion to make other equity awards at such times and on such terms as it considers appropriate to help achieve the goals of the Company’s executive compensation program.  No special awards of equity were granted to Named Executive Officers in 2015.

Perquisites and Personal Benefits

In 2015, an amount equal to 4% of base salary was paid to each Named Executive Officer in lieu of all perquisites except for travel, life insurance, health exams, and accidental death and dismemberment insurance. The Committee decided to phase out this perquisite allowance over a three-year period that began in 2014.

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. The Retirement Plan for Salaried Employees (the Salaried Retirement Plan) and the Company’s 401(k) plans are tax-qualified retirement plans in which Mr. Tilden and Mr. Sprague participate on substantially the same terms as other participating employees. The Salaried Retirement Plan was frozen on January 1, 2014 at its then-current benefit levels. Due to maximum limitations imposed by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined-benefit plan, the benefits that would otherwise be provided to these executives under the Salaried Retirement Plan are required to be limited. An unfunded defined-benefit plan, the 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Retirement Plan), provides make-up benefits plus supplemental retirement benefits.

In light of the freeze on the Company’s Salaried Retirement Plan effective January 1, 2014, all Named Executive Officers participate in a defined-contribution plan under the Company’s Nonqualified Deferred Compensation Plan and Defined Contribution Officers Supplementary Retirement Plan.

The Named Executive Officers are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred. The interest earned on this deferred compensation is similar to what an ordinary investor could earn in the market.

Please see the tables under Pension and Other Retirement Plans and 2015 Nonqualified Deferred Compensation and the information following the tables for a description of these plans.

Stock Ownership Policy

The Compensation and Leadership Development Committee believes that requiring significant stock ownership by executives further aligns their interests with those of long-term stockholders. Within five years of election, each executive officer must beneficially own a number of shares of the Company’s common stock with a fair market value equal to or in excess of a specified multiple of the individual’s base salary as follows:

•	five times base salary for the CEO; and
•	up to three times base salary, depending on their respective levels of responsibilities, for the other Named Executive Officers.

Executives are required to retain 50% of any shares of common stock acquired in connection with the vesting of restricted stock units and performance stock units until the holding target is reached. Unexercised stock options, unvested restricted stock units and unvested performance stock units do not count toward satisfaction of the ownership requirements. The Committee reviews compliance with this requirement annually.

Prohibition of Speculative Transactions in Company Securities

The Company’s insider trading policy prohibits executive officers, including the Named Executive Officers, from engaging in certain speculative transactions in the Company’s securities, including short-term trading, short sales, publicly traded options (such as puts, calls or other derivative securities), margin accounts, pledges or hedging transactions.

Recoupment of Certain Compensation Payments

The Compensation and Leadership Development Committee has adopted a recoupment policy that applies to individuals who qualify as executive officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934. Under the policy, in such circumstances as it, in its sole discretion, determines to be appropriate, the Committee will obtain reimbursement or effect cancellation of all or a portion of any short- or long-term cash or equity incentive payments or awards where: (1) such payment or award of cash or shares was made on or after the effective date of this policy; (2) the amount of or number of shares included in any such payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to the individual’s fraudulent or grossly negligent act or omission; (3) a lesser payment or award of cash or shares would have been made to the individual based upon the restated financial results; and (4) the payment or award of cash or shares was received by the individual prior to or during the 12-month period following the first public issuance or filing of the financial results that were subsequently restated.

Agreements Regarding Change in Control and Termination

The Company has change-in-control agreements with the Named Executive Officers that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change in control.

The Company has entered into change-in-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-in-control transaction would create uncertainty and disruption during a critical time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) actual or constructive termination of employment and (2) the consummation of a change-in-control transaction. The Committee believes that the Named Executive Officers should be entitled to receive cash severance benefits only if both conditions are met. Once the change-in-control event occurs, the Named Executive Officer’s severance and benefits payable under the contract begin to diminish with time so long as the executive’s employment continues, until ultimate expiration of the agreement 36 months later. None of the Company’s change-in-control agreements provide for reimbursement of excise taxes.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting certain compensation over $1 million paid to its CEO and certain other executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The

Committee strives whenever possible to structure its compensation plans such that they are tax-deductible, and it believes that a substantial portion of compensation paid under its current program (including the annual incentives, performance stock units and stock option grants described above) satisfies the requirements under Section 162(m). However, the Committee reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. For 2015, the Company believes that no portion of its tax deduction for qualified compensation paid to its Named Executive Officers will be disallowed under Section 162(m).

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has certain duties and powers as described in its charter. The Committee is currently composed of three non-employee directors who are named at the end of this report, each of whom is independent as defined by NYSE listing standards.

The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2015 Annual Report on Form 10-K on file with the SEC and the Company’s 2016 Proxy Statement.(1)

Compensation and Leadership Development Committee of the Board of Directors

J. Kenneth Thompson, Chair

Dennis F. Madsen, Member

Katherine J. Savitt, Member

(1)

SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

Compensation and Leadership Development Committee Interlocks

and Insider Participation

Mr. Thompson, Mr. Madsen and Ms. Savitt were members of the Compensation and Leadership Development Committee during all of 2015. No member of the Committee serving all or part of 2015 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During 2015, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where the entity’s executive officers also served as a director or member of the Company’s Compensation and Leadership Development Committee.

Summary Compensation Table

The following table presents information regarding compensation for services rendered during 2015 of the CEO, the CFO, and the three other most highly compensated executive officers. These individuals are referred to as the Named Executive Officers in this Proxy Statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (1)(2) ($) (e)	Option Awards (1) ($) (f)	Non-Equity Compen- sation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compen- sation (5) ($) (i)	Total ($) (j)
Bradley D. Tilden	2015	454,254	—	1,621,307	391,295	932,002	1,136	202,895	3,602,889
President & CEO	2014	436,769	—	975,541	460,480	874,538	521,440	199,954	3,468,722
Alaska	2013	425,000	—	1,062,879	556,715	812,900	—	62,038	2,919,532

Brandon S. Pedersen	2015	360,769	—	1,004,541	242,545	505,185	1	135,222	2,248,263
EVP Finance & CFO	2014	327,692	—	506,126	276,653	492,538	7,779	116,880	1,727,668
Alaska	2013	293,846	—	1,245,010	196,539	422,085	—	95,083	2,252,563

Benito Minicucci	2015	390,769	—	1,357,016	327,710	547,102	1,732	124,963	2,749,292
Exec VP Operations	2014	359,231	—	661,027	375,187	539,846	2,691	124,164	2,062,146
& COO, Alaska	2013	329,615	—	558,618	292,606	473,324	—	107,564	1,761,727

Andrew R. Harrison (6)	2015	339,077	—	748,879	180,974	469,179	—	119,720	1,857,829
Exec VP & CCO	2014	282,500	—	229,980	150,000	386,712	7,654	96,606	1,153,452
Alaska

Joseph A. Sprague (6)	2015	303,846	—	420,525	101,564	397,346	3,697	122,917	1,349,895
Sr VP Comm & Ext Relations, Alaska	2014	275,577	—	225,086	145,259	377,196	229,158	105,739	1,358,015

(1)

The amounts reported in Columns (e) and (f) of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 11 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2015 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted in 2015 to the Named Executive Officers, please see the discussion under 2015 Grants of Plan-Based Awards below.

(2)

The amounts reported in Column (e) of the table above also include the grant date fair value of performance-based stock unit awards granted in 2013, 2014 and 2015 to the Named Executive Officers based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The following table presents the aggregate grant date fair value of these performance-based awards included in Column (e) for 2013, 2014 and 2015, and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2013 Performance Awards		2014 Performance Awards		2015 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)
Name	($)	($)	($)	($)	($)	($)
Bradley D. Tilden	448,472	896,944	525,983	1,052,966	1,229,087	2,458,174
Brandon S. Pedersen	793,000	1,586,000	234,894	469,788	763,325	1,526,650
Benito Minicucci	235,704	471,408	292,019	584,038	1,030,820	2,061,640
Andrew R. Harrison (6)			80,727	161,454	569,111	1,138,222
Joseph A Sprague (6)			80,727	161,454	319,202	638,404

In 2013, the Committee awarded certain senior executives a special grant of stock units, including a one-time award of an additional 26,000 performance stock units to Mr. Pedersen. The award, which was included in Mr. Pedersen’s annual grant has a three-year performance period and is tied to unit cost, return-on-invested-capital and on-time performance goals. The award can range from 0% if the threshold performance is not reached to 200% of target if maximum performance is achieved. Mr. Harrison and Mr. Sprague were not Named Executive Officers prior to 2014, therefore, only 2014 and 2015 performance stock unit awards are included.

(3)	Non-Equity Compensation in Column (g) includes Performance-Based Pay compensation and Operational Performance Rewards, further described in the Compensation Discussion and Analysis.
(4)

The amount reported in Column (h) of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Retirement Plan for Salaried Employees and the Officers Supplementary Retirement Plan (defined-benefit plan) as well as any above-market earnings on each Named Executive Officer’s account under the Nonqualified Deferred Compensation Plan. The number included in Column (h) is an estimate of the value of future payments and does not represent value received. For 2015, the change in the net present value of future payments for Mr. Harrison is shown as 0 because the effect of an increase in the discount rate more than offset any increase in the net present value of future payments. For the Named Executive Officers, company contributions to the Defined-Contribution Officers Supplementary Retirement Plan (DC-OSRP) in lieu of the defined-benefit plan are reported in Column (i) and detailed in the table in Footnote (5) below.

(5)

The following table presents detailed information on the types and amounts of compensation reported for the Named Executive Officers in Column (i) of the Summary Compensation Table. For Column (i), each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Tax reimbursements are provided for travel privileges unique to the airline industry. Also included in the total for Column (i) is the Company’s incremental cost of providing flight benefits, annual physical, and accidental death and dismemberment insurance premiums. By providing positive-space travel without tax consequences to the Named Executive Officers, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for the Named Executive Officers to connect with the Company’s front-line employees. As noted in the Compensation Discussion and Analysis section, in 2013, 2014 and 2015 we paid each of the Name Executive Officers a perquisite allowance equal to 12%, 8% and 4%, respectively, of the executive’s base salary in lieu of providing perquisites other than those noted above.

Itemization of All Other Compensation (Column i)
				Term Life Insurance
Name	Company Contribution to 401(k) Account ($)	Company Contribution to DC-OSRP Account ($)	Executive Allowance ($)	Premium ($)	Tax on Premium ($)	Other* ($)	Total “All Other Compensation” ($)
Bradley D. Tilden	24,290	135,045	23,610	370	267	19,313	202,895
Brandon S. Pedersen	15,900	69,331	18,615	356	134	30,886	135,222
Benito Minicucci	15,900	77,062	20,185	386	279	11,151	124,963
Andrew R. Harrison (6)	15,900	56,479	15,369	335	126	31,511	119,720
Joseph A. Sprague (6)	31,800	49,793	15,723	300	217	25,084	122,917

*Includes the Company’s incremental cost of providing a flight benefit, annual physical, and the above-market amount paid for accidental death and dismemberment insurance premiums.

(6)	Mr. Harrison and Mr. Sprague were not Named Executive Officers prior to 2014, therefore, only 2014 and 2015 compensation information is included.

2015 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers in 2015. Please see the Performance-Based Annual Pay section in the CD&A for a description of the material terms of the non-equity incentive plan awards reported and the Long-Term Equity-Based Pay section for a description of the material terms of the equity-based awards reported. Each of the equity-based awards reported below was granted under the Company’s 2008 Performance Incentive Plan (2008 Plan).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option Awards:		Grant Date Fair
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)	Awards: Number of Shares of Stock or Units (#) (i)	Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Value of Stock and Option Awards (1) ($) (l)
Bradley D. Tilden
Stock Options	2/10/15								13,600	65.370	391,295
RSUs	2/10/15							6,000			392,220
PSUs	2/10/15				—	11,900	23,800				1,229,087
PBP Plan	N/A	125,201	500,803	1,001,605
Brandon S. Pedersen
Stock Options	2/10/15								8,430	65.370	206,582
RSUs	2/10/15							3,690			242,545
PSUs	2/10/15				—	7,390	14,780				763,325
PBP Plan	N/A	67,969	271,875	543,750
Benito Minicucci
Stock Options	2/10/15								11,390	65.370	327,710
RSUs	2/10/15							4,990			326,196
PSUs	2/10/15				—	9,980	19,960				1,030,820
PBP Plan	N/A	73,594	294,375	588,750
Andrew R. Harrison
Stock Options	2/10/15								6,290	65.370	180,974
RSUs	2/10/15							2,750			179,768
PSUs	2/10/15				—	5,510	11,020				569,111
PBP Plan	N/A	61,641	246,563	493,125
Joseph A. Sprague
Stock Options	2/10/15								3,530	65.370	101,564
RSUs	2/10/15							1,550			101,324
PSUs	2/10/15				—	3,090	6,180				319,202
PBP Plan	N/A	53,375	213,500	427,000

Key:	RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP Plan – Performance-Based Pay Plan
(1)

The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in Column (l), please see the discussion of stock awards and option awards contained in Note 11 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2015 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2015, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name (a)	Award Date (b)	Number of Securities Underlying Unexer- cised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expir- ation Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($) (j)
Bradley D. Tilden
	2/3/10	40,000	—		8.315	2/3/20
	2/7/11	40,800	—		15.325	2/7/21
	2/14/12	22,780	11,100	(2)	19.00	2/14/22
	2/11/13	18,950	18,950	(3)	24.40	2/11/23	18,380	1,479,774	(3)	27,570	(8)	2,219,661
	2/11/14	5,450	16,350	(5)	38.76	2/11/24	11,600	933,916	(5)	11,600	(8)	933,916
	2/10/15	—	13,600	(7)	38.755	2/11/24	6,000	483,060	(7)	11,900	(8)	958,069
Brandon S. Pedersen
	2/14/12	—	3,652	(2)	19.00	2/14/22
	2/11/13	—	6,690	(3)	24.40	2/11/23	6,500	523,315	(3)	41,373	(4)(8)	3,330,941
	2/11/14	—	7,336	(5)	38.755	2/11/24	5,180	417,042	(5)	5,180	(8)	417,042
	5/12/14	664	1,996	(6)	48.945	5/12/24	1,440	115,934	(6)
	2/10/15	—	8,430	(7)	65.370	2/10/25	3,690	297,082	(7)	7,390	(8)	594,969
Benito Minicucci
	2/14/12	—	6,900	(2)	19.00	2/14/22
	2/11/13	4	9,960	(3)	24.40	2/11/23	9,660	777,727	(3)	14,490	(8)	1,166,590
	2/11/14	—	9,150	(5)	38.755	2/11/24	6,440	518,484	(5)	6,440	(8)	518,484
	5/12/14	1,114	3,346	(6)	48.945	5/12/24	2,440	196,444	(6)			384,854
	2/10/15	—	11,390	(7)	65.370	2/10/25	4,990	401,745	(7)	9,980	(8)	803,490
Andrew R. Harrison
	2/14/12	—	1,940	(2)	19.00	2/14/22
	2/11/13	—	2,790	(3)	24.40	2/11/23	2,700	217,377	(3)	30,808	(4)(8)	2,480,352
	2/11/14	90	2,520	(5)	38.755	2/11/24	1,780	143,308	(5)	1,780	(8)	143,308
	5/12/14	—	2,250	(6)	48.945	5/12/24	1,640	132,036	(6)
	2/10/15	—	6,290	(7)	65.370	2/10/25	2,750	221,403	(7)	5,510	(8)	443,610
Joseph A. Sprague
	2/7/11	8,800	—		15.325	2/7/21
	2/14/12	5,848	1,952	(2)	19.00	2/14/22
	2/11/13	2,760	2,760	(3)	24.40	2/11/23	2,680	215,767	(3)	30,778	(4)(8)	2,477,937
	2/11/14	840	2,520	(5)	38.755	2/11/24	1,780	143,308	(5)	1,780	(8)	143,308
	5/12/14	704	2,116	(6)	48.945	5/12/24	1,540	123,985	(6)
	2/10/15	—	3,530	(7)	65.370	2/10/25	1,550	124,790	(7)	3,090	(8)	248,776

(1)

The dollar amounts shown in Column (h) and Column (j) are determined by multiplying the number of shares or units reported in Column (g) and Column (i), respectively, by $80.51 (the closing price of Air Group stock on 12/31/15).

(2)

The unvested options under the 2/14/12 grant will become vested as follows: Mr. Tilden – 11,100 on 2/14/16; Mr. Pedersen – 3,652 on 2/14/16; Mr. Minicucci – 6,900 on 2/14/16; Mr. Harrison – 1,940 on 2/14/16; and Mr. Sprague – 1,952 on 2/14/16.

(3)

The RSUs awarded on 2/11/13 will become fully vested on 2/11/16. The unvested options under the 2/11/13 grant will become vested as follows: Mr. Tilden – 9,474 on 2/11/16 and 9,476 on 2/11/17; Mr. Pedersen – 3,344 on 2/11/16 and 3,346 on 2/11/17; Mr. Minicucci – 4,980 on 2/11/16 and 4,980 on 2/11/17; Mr. Harrison – 1,394 on 2/11/16 and 1,396 on 2/11/17 ; and Mr. Sprague – 1,380 on 2/11/16 and 1,380 on 2/11/17.

(4)

Mr. Pedersen’s, Mr. Harrison’s and Mr. Sprague’s 2/11/13 performance stock unit award includes 26,000, 22,000 and 22,000 additional stock units, respectively, in connection with an incentive grant based on the accomplishment of specific operational and financial goals. The units will vest based on the goals set for the three-year performance period ending 12/31/15.

(5)

The RSUs awarded on 2/11/14 will become fully vested on 2/11/17. The unvested options under the 2/11/14 grant will become vested as follows: Mr. Tilden – 5,450 on 2/11/16, 5,450 on 2/11/17 and 5,450 on 2/11/18; Mr. Pedersen – 2,446 on 2/11/16, 2,444 on 2/11/17 and 2,446 on 2/11/18; Mr. Minicucci – 3,050 on 2/11/16, 3,050 on 2/11/17 and 3,050 on 2/11/18; Mr. Harrison – 840 on 2/11/16, 840 on 2/11/17 and 840 on 2/11/18; and Mr. Sprague – 840 on 2/11/16, 840 on 2/11/17 and 840 on 2/11/18.

(6)

The RSUs awarded on 5/12/14 will become fully vested on 5/12/17. The unvested options under the 5/12/14 grant will become vested as follows: Mr. Pedersen – 664 on 5/12/16, 664 on 5/12/17 and 666 on 5/12/18; Mr. Minicucci – 1,116 on 5/12/16, 1,114 on 5/12/17, and 1,116 on 5/12/18; Mr. Harrison – 750 on 5/12/16, 750 on 5/12/17, and 750 on 5/12/17; Mr. Sprague – 706 on 5/12/16, 704 on 5/12/17, and 706 on 5/12/18.

(7)

The RSUs awarded on 2/10/15 will become fully vested on 2/10/18.  The unvested options under the 2/10/15 grant will become vested as follows:  Mr. Tilden - 3,400 on 2/10/16, 3,400 on 2/10/17, 3,400 on 2/10/18 and 3,400 on 2/10/19; Mr. Pedersen – 2,107 on 2/10/16, 2,108 on 2/10/17, 2,107 on 2/10/18 and 2,108 on 2/10/19; Mr. Minicucci – 2,847 on 2/10/16, 2,848 on 2/10/17, 2,847 on 2/10/18 and 2,848 on 2/10/19; Mr. Harrison – 1,572 on 2/10/16, 1,573 on 2/10/17, 1,572 on 2/10/18 and 1,573 on 2/10/19; and Mr. Sprague – 882 on 2/10/16, 883 on 2/10/17, 882 on 2/10/18 and 883 on 2/10/19.

(8)

The performance stock units reported in Column (i) are eligible to vest based on the Company’s performance over a three-year period as described in the Compensation Discussion and Analysis above and in footnote (1) to the Summary Compensation Table above. The performance stock units granted on 2/11/13 will vest based on the goals set for a three-year performance period ending 12/31/15; the performance stock units granted on 2/11/14 will vest based on the goals set for a three-year performance period ending 12/31/16, and the performance stock units granted on 2/10/15 will vest based on the goals set for a three-year performance period ending 12/31/17.

2015 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the Named Executive Officers during 2015 and the vesting during 2015 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (1) ($) (e)
Bradley D. Tilden	20,800	1,502,258	181,048	11,477,078
Brandon S. Pedersen	15,542	643,871	17,760	1,120,908
Benito Minicucci	22,728	1,217,484	33,600	2,120,636
Andrew R. Harrison	6,936	280,568	9,504	599,837
Joseph A. Sprague	45,760	3,039,216	9,504	599,837

(1)

The amounts shown in Column (c) above for option awards are determined by multiplying the number of shares by the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The amounts shown in Column (e) above for stock awards are determined by multiplying the number of vested units by the per-share closing price of the Company’s common stock on the vesting date.

Pension and Other Retirement Plans

The Company maintains two primary defined-benefit pension plans covering Mr. Tilden and Mr. Sprague. Mr. Pedersen, Mr. Minicucci and Mr. Harrison participate in the defined-contribution plans only (as described below). The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the Salaried Retirement Plan) is the qualified defined-benefit employee retirement plan, and Mr. Tilden and Mr. Sprague participate in this plan on the same general terms as other eligible employees. The Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Plan) is a nonqualified plan, in which Mr. Tilden and Mr. Sprague also participate.

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Executive Officers under the qualified and nonqualified defined-benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)	Present Value of Accumulated Benefit (1) ($) (d)	Payments During Last Fiscal Year ($) (e)
Bradley D. Tilden	Salaried Retirement Plan	22.840	1,184,792	N/A
	Supplementary Retirement Plan	14.920	2,208,208	N/A
Brandon S. Pedersen (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Benito Minicucci (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Andrew R. Harrison (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Joseph A. Sprague	Salaried Retirement Plan	13.590	462,983	N/A
	Supplementary Retirement Plan	5.690	560,052	N/A

(1)

The years of credited service through December 31, 2013, when the Plan was frozen, and the present value of accumulated benefits as of December 31, 2015 assume that each Named Executive Officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 7 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2015 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)

In lieu of participation in the defined-benefit plans, Mr. Pedersen, Mr. Minicucci and Mr. Harrison receive a contribution to the Company’s defined-contribution plans. Specifically, in lieu of participation in the Salaried Retirement Plan, Mr. Pedersen, Mr. Minicucci and Mr. Harrison each receive a Company match contribution to the Alaskasaver 401(k) Plan of up to 10% of their eligible wages. In lieu of the Supplementary Retirement Plan, Mr. Pedersen, Mr. Minicucci and Mr. Harrison also participate in the Nonqualified Deferred Compensation Plan, which is further described below.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003. Mr. Tilden and Mr. Sprague are fully vested in their accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight-life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

The tax law limits the compensation on which annual retirement benefits are based. For 2015, this limit was $265,000. The tax law also limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2015, this limit on annual benefits was $210,000.

Supplementary Retirement Plans

In addition to the benefits described above, Mr. Tilden and Mr. Sprague are eligible to receive retirement benefits under the Supplementary Retirement Plan. This plan is a non-qualified, unfunded, defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight-life annuity basis. In general, the monthly benefit is determined as a percentage (50% to 75% of a participant’s final average monthly base salary) based on both the officer’s length of service with the Company and length of service as an elected officer.

This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement Plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement Plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement Plan.)

Participants in the Supplementary Retirement Plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change in control of the Company or upon termination of the participant’s employment due to death or disability.

In lieu of the Supplementary Retirement Plan, Mr. Pedersen, Mr. Minicucci and Mr. Harrison participate in the Company’s Nonqualified Deferred Compensation Plan. This plan is a defined-contribution plan. Under this plan, the Company contributes 10% of the officer’s eligible wages, as defined in plan documents, minus the maximum legal Company contribution that the Company made, or could have made, under the Company’s qualified defined-contribution plan (the 401(k) plan).

On June 20, 2011, the Board of Directors amended the Salaried Retirement Plan and the Supplementary Retirement Plan to provide that, effective January 1, 2014, both plans would be frozen so that participants in the plans would not accrue any benefits with respect to services performed or compensation earned on or after that date. The Board also amended the Nonqualified Deferred Compensation Plan so that, effective January 1, 2014, officers who previously participated in the Supplementary Retirement Plan, including Mr. Tilden and Mr. Sprague, and are then employed by the Company, will be eligible to participate in the Nonqualified Deferred Compensation Plan.

2015 Nonqualified Deferred Compensation

Under the Nonqualified Deferred Compensation Plan, the Named Executive Officers and other key employees may elect to receive a portion of some or all of their Performance-Based Pay awards on a deferred basis. The crediting interest rate for amounts deferred in prior years is based on the mean between the high and the low rates during the first 11 months of the preceding year of yields of Ba2-rated industrial bonds as determined by the plan administrator (rounded to the nearest one-quarter of one percent). Participants under the plan have the opportunity to elect among the investment funds offered under the Company’s 401(k) plan for purposes of determining the return on their plan accounts. Alternatively, participants may allocate some or all of their plan account to an interest-bearing option with a rate equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of the preceding year, rounded to the nearest one-quarter of one percent. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and may elect payment in a lump sum or installments.

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ balances under the Company’s nonqualified deferred compensation plans during 2015, and also shows the total deferred amounts for the Named Executive Officers as of December 31, 2015.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY (1) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE (1) ($) (f)
Bradley D. Tilden	123,361	—	6,951	—	117,982
Brandon S. Pedersen	59,263	—	9,424	—	284,168
Benito Minicucci	67,541	—	12,650	—	322,005
Andrew R. Harrison	43,210	—	7,114	—	198,126
Joseph A. Sprague	38,398	—	1,752	—	39,138

(1)

Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is required to be included as compensation for each Named Executive Officer in Column (h) of the Summary Compensation Table. Because the earnings were at market rates available to other investors, these amounts were not included in the Summary Compensation Table.

Potential Payments Upon Change in Control and Termination

The Company has entered into change-in-control agreements with each of the Named Executive Officers. Under these agreements, if a change in control occurs, a three-year employment period would go into effect. During the employment period, the executive would be entitled to:

•	receive the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;
•

receive an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay Plan incentive or the average of the executive’s annual incentive payments for the three years preceding the year in which the change in control occurs;

•	participate in fringe benefit programs that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive a lump-sum payment equal to the value of the payments and benefits identified above that the executive would have received had he continued to be employed for the entire employment period. The amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period. (The terms “cause,” “good reason” and “change in control” are each defined in the change-in-control agreements.)

In 2012, the Company eliminated the conditional gross-up provision in favor of a modified cap provision for all executives. Under this provision, in the event that change-in-control benefits exceed the threshold amount that would trigger an excise tax under Section 280G of the Internal Revenue Code, the executive would receive the larger of the following amounts:

•	the “safe harbor amount,” which is equal to the level above which excise taxes are triggered; or
•	the full change-in-control benefits if, after receipt of the full change-in-control benefits and payment of the excise tax, the after-tax amount is greater than the safe harbor amount described above.

In addition, outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of the Company’s equity plans. Under the 2008 Performance Incentive Plan, awards will not vest unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2015 are described in the Outstanding Equity Awards at Fiscal Year End table and each executive’s accrued benefits under the Company’s retirement plans are described above under Pension and Other Retirement Plans.

In the event the executive’s employment terminates by reason of death, disability or retirement, (1) restricted stock units would become vested under the terms of the Company’s equity plans; (2) a prorated portion of the performance stock units would vest at the conclusion of the performance period based on actual performance and the portion of the performance period in which the executive was employed; and (3) stock options would become fully vested upon death or disability and vested to the extent they would have vested in the next three years upon retirement. Stock options would remain exercisable for three years following termination of employment or until their expiration date, whichever comes first.

In the tables below, we have estimated the potential cost to the Company of providing the benefits shown to each of the Company’s Named Executive Officers as if the executive’s employment had terminated due to retirement, death or disability, or due to change in control on December 31, 2015. The value of accelerated vesting shown in the Equity Acceleration column below assumes the performance share units pay at target. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period.

These calculations are estimates for proxy disclosure purposes only. Actual payments may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and other factors.

Retirement

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit(1) ($)	Equity Acceleration(2) ($)	Total ($)
Bradley D. Tilden	0	0	0	11,891	6,837,439	6,849,331
Brandon S. Pedersen	0	0	0	20,193	5,299,524	5,319,718
Benito Minicucci	0	0	0	8,671	4,531,072	4,539,744
Andrew R. Harrison	0	0	0	22,821	3,465,794	3,488,616
Joseph A. Sprague	0	0	0	17,143	3,256,480	3,273,623

Death or Disability

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit(1) ($)	Equity Acceleration(2) ($)	Total ($)
Bradley D. Tilden	0	0	0	11,891	6,888,915	6,900,807
Brandon S. Pedersen	0	0	0	20,193	5,331,432	5,351,626
Benito Minicucci	0	0	0	8,671	4,574,184	4,582,855
Andrew R. Harrison	0	0	0	22,821	3,489,602	3,512,423
Joseph A. Sprague	0	0	0	17,143	3,269,841	3,286,984

Change in Control

Name	Cash Severance (3) ($)	Enhanced Retirement Benefit (4) ($)	Benefit Contin- uation (5) ($)	Lifetime Airfare Benefit (1) ($)	Equity Acceleration (2) ($)	Excise Tax ($)	Cutback Due to Modified Cap ($)	Total ($)
Bradley D. Tilden	3,995,280	442,952	142,900	11,891	7,843,668	0	0	12,436,702
Brandon S. Pedersen	2,526,558	225,488	161,251	20,193	5,872,520	-1,106,496	0	7,699,515
Benito Minicucci	2,757,022	250,322	109,439	8,671	5,285,540	0	0	8,410,995
Andrew R. Harrison	2,194,392	177,330	152,075	22,821	3,836,989	-860,448	0	5,523,160
Joseph A. Sprague	2,006,748	372,797	136,066	17,143	3,487,114	0	-1,057,346	4,962,521

(1)

All employees who retire with more than ten years of service are entitled to flight benefits on Alaska Airlines and Horizon Air. Flight benefits for the Named Executive Officers are for positive-space travel, for which the Company also provides a tax reimbursement. Messrs. Tilden, Pedersen, Minicucci, Harrison, and Sprague qualify for these benefits under all termination scenarios. In this column, we show the present value of this benefit, calculated using a discount rate equal to 120% of the long-term AFR (Applicable Federal Rate) for December 2015 and the Internal Revenue Code Section 417(e) mortality rate for 2016, described above under Pension and Other Retirement Benefits. Other assumptions include that the lifetime average annual usage is equal to actual average annual usage amounts in 2012 through 2014, and that the annual value of the benefit is equal to the annual incremental cost to the Company, which will be the same as the average of the incremental cost incurred to provide air travel benefits to the executive in those years as disclosed under the All Other Compensation column in the Summary Compensation Table.

(2)

Represents the “in-the-money” value of unvested stock options and the face value of unvested restricted stock and performance stock unit awards that would vest upon termination of employment in the circumstances described above based on a stock price of $80.51, the closing price of the Company’s common stock on December 31, 2015. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be assumed by the acquiring company pursuant to a change in control.

(3)

Represents the amount obtained by multiplying three by the sum of the executive’s highest rate of base salary during the preceding 12 months and the higher of the executive’s target incentive or his average incentive for the three preceding years.

(4)

Represents the sum of (a) for Mr. Sprague, the present value of the unvested portion of the non-qualified retirement benefits that would vest upon a change in control, (b) the matching contribution the executive would have received under the Company’s qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (c) the contribution the executive would have received under the Company’s non-qualified defined contribution plan had the executive continued to participate in the plan during the employment period.

(5)

Represents the estimated cost of (a) 18 months of premiums under the Company’s medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.

2016 PERFORMANCE INCENTIVE PLAN

Proposal 3:  Approval of the Alaska Air Group, Inc.

2016 Performance Incentive Plan

2016 Performance Incentive Plan Highlights

The Company maintains an incentive plan for the purpose of promoting its success through the issuance of equity- and cash-based awards that are designed to attract, motivate, retain and reward employees. The Board is seeking stockholder approval of a new performance incentive plan to replace the current 2008 Performance Incentive Plan, which is approaching the end of its term.

The key terms of the 2016 Plan are substantially the same as those approved by stockholders for the 2008 Plan.

•

No additional shares are requested other than those already been approved by shareholders under the 2008 PIP, which shares will be rolled into the 2016 PIP upon shareholder approval of the new plan.  These shares are estimated to last between six and ten years, depending on factors outlined in the proposal.

•	The Plan is administered by a committee of independent directors.
•	The Plan does not allow the repricing of stock options without stockholder approval .
•	The Plan does not allow for reload options.
•	The Company does not pay tax gross-ups related to plan awards.
•	Full-value awards are counted against the number of shares authorized at a ratio of 1.7 per full-value share.
•	The term of the new plan is 10 years.
•	Accelerated vesting in connection with a change in control requires a double trigger: 1) actual or constructive termination AND 2) the consummation of a merger or acquisition.

In addition, the Company has adopted the following practices and policies:

•	The Company has a track record of using its incentive plan responsibly, as evidenced by its low 3-year average burn rate of 0.3%.
•	The administrative committee’s long-standing practice has been to vest equity performance units upon completion of a three-year performance period and to vest stock options over a four-year period.
•	The Board has adopted many strong governance practices, including a clawback policy that includes equity awards.

General

At the Annual Meeting, stockholders will be asked to approve the Alaska Air Group, Inc. 2016 Performance Incentive Plan (the “2016 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on February 10, 2016.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2016 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the Alaska Air Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”).  As of March 15, 2016, a total of 1,229,390 shares of the Company’s common stock were then subject to outstanding awards granted under the 2008 Plan, and an additional 5,971,738- shares of the Company’s common stock were then available for new award grants under the 2008 Plan.

If stockholders approve the 2016 Plan, no new awards will be granted under the 2008 Plan after the Annual Meeting.  In that case, the number of shares of the Company’s common stock that remain available for award grants under the 2008 Plan immediately prior to the Annual Meeting will become available for award grants under the 2016 Plan. No new shares are being requested. In addition, if stockholders approve the 2016 Plan, any shares of common stock subject to outstanding awards under the 2008 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2016 Plan.

If stockholders do not approve the 2016 Plan, the Company will continue to have the authority to grant awards under the 2008 Plan.  If stockholders approve the 2016 Plan, the termination of our grant authority under the 2008 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2016 Performance Incentive Plan

The principal terms of the 2016 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2016 Plan, which appears as Exhibit A to this Proxy Statement.  Capitalized terms are as defined in Exhibit A.

Purpose.  The purpose of the 2016 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards.  Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  The Board or one or more committees appointed by the Board will administer the 2016 Plan.  The Board has delegated general administrative authority for the 2016 Plan to the Compensation and Leadership Development Committee.  The Committee may delegate some or all of its authority with respect to the 2016 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company.  (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2016 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;
•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	subject to the other provisions of the 2016 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•

to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2016 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;
•	to approve the form of any award agreements used under the 2016 Plan; and
•	to construe and interpret the 2016 Plan, make rules for the administration of the 2016 Plan, and make all other determinations necessary or advisable for the administration of the 2016 Plan.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.  Persons eligible to receive awards under the 2016 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.  Currently, approximately 15,000 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s 10 non-employee directors, are considered eligible under the 2016 Plan.

Authorized Shares; Limits on Awards.  The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2016 Plan equals the sum of: (1) the number of shares available for additional award grant purposes under the 2008 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the Annual Meeting, plus (2) the number of any shares subject to stock options granted under the 2008 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2008 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested (without any shares taken into account based on the premium share-counting rule discussed below for full-value awards)(such total number of shares, the “Share Limit”).  As of March 15, 2016, approximately 5,971,738 shares were available for additional award grant purposes under the 2008 Plan, and approximately 1,229,390 shares were subject to awards then outstanding under the 2008 Plan.  As noted above, no additional awards will be granted under the 2008 Plan if stockholders approve the 2016 Plan.

Shares issued in respect of any “full-value award” granted under the 2016 Plan will be counted against the Share Limit as 1.7 shares for every one share actually issued in connection with the award.  For example, if the Company granted a bonus of 100 shares of its common stock under the 2016 Plan, 170 shares would be counted against the Share Limit with respect to that award.  For this purpose, a “full-value award” generally means any award granted under the 2016 Plan other than a stock option or stock appreciation right.

The following other limits are also contained in the 2016 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 5,900,000 shares.
•	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 1,200,000 shares.
•

The maximum grant date fair value for awards granted to a Non-Employee Director under the 2016 Plan during any one calendar year is $300,000.  For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries.  This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

•

The maximum number of shares subject to “Qualified Performance-Based Awards” under Section 5.2 of the 2016 Plan (as described in more detail below) granted during any one calendar year to any one participant (including Qualified Performance-Based Awards payable in shares and Qualified Performance-Based Awards payable in cash upon or following vesting of the award where the amount of such payment is determined with reference to the fair market value of a share at such time) is 1,200,000 shares (counting such shares on a one-for-one basis for this purpose).  The maximum amount that may be paid to any one participant in respect of all Qualified Performance-Based Awards payable only in cash (other than the cash awards referred to in the preceding sentence) and granted to that participant in any one calendar year is $5,000,000.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2016 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2016 Plan.  Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2016 Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the Share Limit with respect to such exercise.)  Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2016 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will be counted against the Share Limit and will not again be available for subsequent awards under the 2016 Plan.  To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2016 Plan.  In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 85 shares shall be counted against the Share Limit, after giving effect to the “full-value award” premium counting rules.)  Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2016 Plan other than the aggregate Share Limit.  In addition, the 2016 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2016 Plan.  The Company may not increase the applicable share limits of the 2016 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2016 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards.  The 2016 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”).  The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.  The maximum term of an option is ten years from the date of grant.  An option may either be an incentive stock option or a nonqualified stock option.  Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2016 Plan” below.  Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2016 Plan.  Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right.  The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.  Stock appreciation rights may be granted in connection with other awards or independently.  The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2016 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2016 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Qualified Performance-Based Awards.  Under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) a public corporation generally cannot take a tax deduction in any tax year for compensation it pays to its chief executive officer and certain other executive officers in excess of $1 million. Compensation that qualifies as “performance-based” under Section 162(m), however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

The Administrator may grant awards under the 2016 Plan that are intended to be performance-based awards within the meaning of Section 162(m).  Stock options and stock appreciation rights may qualify as performance-based awards within the meaning of Section 162(m).  In addition, other types of awards authorized under the 2016 Plan (such as restricted stock, performance stock, stock units, and cash bonus opportunities) may be granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of Section 162(m) (“Qualified Performance-Based Awards”).  While the Administrator may grant awards under the 2016 Plan that qualify (or are intended to qualify) as performance-based awards within the meaning of Section 162(m), nothing requires that any award qualify as “performance-based” within the meaning of Section 162(m) or otherwise be deductible for tax purposes.

The vesting or payment of Qualified Performance-Based Awards will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis.  The Administrator will establish the criterion or criteria and target(s) on which performance will be measured.  To qualify an award as performance-based under Section 162(m), the Administrator must consist solely of two or more outside directors (as this requirement is applied under Section 162(m)), the Administrator must establish criteria and targets in advance of applicable deadlines under Section 162(m) and while the attainment of the performance targets remains substantially uncertain, and the Administrator must certify that any applicable performance goals and other material terms of the grant were satisfied.  The performance criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, profitability, economic value added, market share, productivity, safety, customer satisfaction, on-time performance, or any combination thereof.  The performance measurement period with respect to an award may range from three months to ten years.  The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the goals.

Qualified Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above).  The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Qualified Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that awards under the 2016 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2016 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards.  If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2016 Plan will not automatically become fully vested pursuant to the provisions of the 2016 Plan so long as such awards are assumed, substituted for or otherwise continued.  However, if awards then-outstanding under the 2016 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested, subject to any exceptions that the Administrator may provide for in an applicable award agreement.  The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2016 Plan.  For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.  For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments Upon Change in Control and Termination” above in this Proxy Statement.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2016 Plan, awards under the 2016 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.  The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2016 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  Except as expressly provided with respect to the termination of the authority to grant new awards under the 2008 Plan if stockholders approve the 2016 Plan, the 2016 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2016 Plan.  The Board of Directors may amend or terminate the 2016 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors.  Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2016 Plan will terminate on February 10, 2026.  Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan.  Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2016 Plan

The U.S. federal income tax consequences of the 2016 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2016 Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2016 Plan generally follow certain basic patterns: (1) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); (2) bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and (3) compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2016 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2016 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2016 Plan.  The Company is not currently considering any other specific award grants under the 2016 Plan, other than the annual grants of shares to non-employee directors described in the following paragraph.  If the 2016 Plan had been in existence in fiscal 2015, the Company expects that its award grants for fiscal 2015 would not have been substantially different from those actually made in that year under the 2008 Plan.  For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2015, see the material under the heading “Executive Compensation” above.

As described under “2015 Director Compensation” in this Proxy Statement, the Company’s current compensation policy for non-employee directors provides for each director to receive an annual award of shares of the Company’s common stock (or deferred stock units payable in shares), with the number of shares subject to each award to be determined by dividing $90,000 by the closing price of the Company’s common stock on the grant date (or the immediately preceding trading day if the grant date is not a trading day) as described above.  Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $79.99 (the closing price of the Company’s stock on March 15, 2016), the number of shares that would be allocated to the Company’s ten non-employee directors as a group pursuant to the annual grant formula is approximately 112,500.  This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2017 through 2026 (the ten remaining years in the term of the 2016 Plan, assuming the plan is approved) based on that assumed stock price.  This calculation also assumes that there are no new eligible directors, there continue to be ten eligible directors seated and there are no changes to the awards granted under the director equity grant program.

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2016 Plan.  The 2008 Plan is the Company’s only equity compensation plan (other than the Company’s 2010 Employee Stock Purchase Plan (the “ESPP”)).  The Company does not have equity awards outstanding under any other plans.  The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company’s common stock at a discount.  Certain information regarding the number of shares of Company common stock available for issuance under the ESPP is included under the heading “Equity Compensation Plan Information” below.  The discussion that follows in this “Specific Benefits” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.

“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants.  The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock unit awards granted under the 2008 Plan, that were subject to outstanding stock options granted under the 2008 Plan, and that were available for new award grants under the 2008 Plan as of December 31, 2015 and as of March 15, 2016.  (In this 2016 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards and before applying the provisions of the  2008 Plan for counting these awards against the plan’s share limit as 1.7 shares for every share actually issued pursuant to the award. For awards subject to performance-based vesting requirements, the number of shares presented in this proposal is based on the target level of performance, although the Company’s performance awards generally may vest up to 200% of the target level if the maximum performance goals are achieved.)

	As of December 31, 2015	As of March 15, 2016
Shares subject to outstanding restricted stock unit awards (including vested but deferred RSUs and excluding performance- based vesting awards)	528,866	451,146
Shares subject to outstanding performance-based vesting restricted stock unit awards	407,305	196,880
Shares subject to outstanding stock options	540,345	581,364
Shares available for new award grants	6,299,700	5,971,738

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 139,909,090 shares issued and outstanding in 2013; 135,445,447 shares issued and outstanding in 2014; and 128,373,222 shares issued and outstanding in 2015. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2015 and March 15, 2016 was 125,175,325 and 124,223,386 shares, respectively. (All share numbers in this proposal that relate to 2013 and 2014 have been adjusted to reflect the Company’s two-for-one stock split in July 2014.)

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2008 Plan in each of the last three fiscal years, and to date (as of March 15, 2016) for 2016, are as follows:

•

686,455 shares in 2013 (which was 0.5% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2013), of which 216,260  shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 277,015 shares were subject to performance-based vesting restricted stock unit awards, and 193,180 shares were subject to stock options;

•	411,628 shares in 2014 (which was 0.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2014), of which 206,338 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 62,240 shares were subject to performance-based vesting restricted stock unit awards, and 143,050 shares were subject to stock options;
•

261,622 shares in 2015 (which was 0.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2015), of which 96,942 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 71,020 shares were subject to performance-based vesting restricted stock unit awards, and 93,660 shares were subject to stock options; and

•

218,910 shares in 2016 through March 15, 2016 (which was 0.2% of the number of shares of the Company’s common stock issued and outstanding on March 15, 2016), of which 72,980 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 66,590 shares were subject to performance-based vesting restricted stock unit awards, and 79,340   shares were subject to stock options.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2008 Plan per year over the last three fiscal years (2013, 2014 and 2015) has been, on average, 0.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s 2016 awards under the 2008 Plan through March 15, 2016 (which, as noted above, cover 0.2% of the number of shares of the Company’s common stock issued and outstanding shares on March 15, 2016).  Performance-based vesting awards have been included above in the year in which the award was granted.  The actual number of performance-based vesting restricted stock unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 304,896 in 2013, 263,715 in 2014, 259,589 in 2015, and none to date (as of March 15, 2016) in 2016.

The total number of shares of our common stock that were subject to awards granted under the 2008 Plan that terminated or expired, and thus became available for new award grants under the 2008 Plan, in each of the last three fiscal years, and to date (as of February 10, 2016) in 2016, are as follows: 23,712 in 2013, 32,130 in 2014, 42,862 in 2015, and 19,006 in 2016.

The Compensation Committee anticipates that if stockholders approve the 2016 Plan, the shares available for new award grants under the 2016 Plan on the Annual Meeting date (assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2016 Plan for approximately six to ten years, depending on the factors described below (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels).  However, this is only an estimate, in the Company’s judgment, based on current circumstances.  The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of March 15, 2016 was $79.99 per share.

Equity Compensation Plan Information

The Company currently maintains two equity compensation plans: the 2008 Plan and the ESPP.  Stockholders are also being asked to approve a new equity compensation plan, the 2016 Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2015.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	1,405,741	(1)	$31.58	(2)	12,813,915	(3)
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Total	1,405,741		$31.58		12,813,915

(1)

Of these shares, 540,345 were subject to options then outstanding under the 2008 Plan and 865,396 were subject to restricted stock unit awards then outstanding under the 2008 Plan. Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved.

(2)	This number does not reflect the 865,396 shares that were subject to outstanding stock unit awards granted under the 2008 Plan.
(3)

Of the aggregate number of shares that remained available for future issuance, 6,299,700 shares were available under the 2008 Plan and 6,514,215 shares were available under the ESPP.  Subject to certain express limits of the 2008 Plan, shares available for award purposes under the 2008 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares.

Vote Required for Approval of the 2016 Performance Incentive Plan

The Board of Directors believes that the adoption of the 2016 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2016 Plan and thus have a personal interest in the approval of the 2016 Plan.

Approval of the 2016 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2016 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

AUDIT COMMITTEE MATTERS

Proposal 4:  Ratification of the Appointment of the Company’s Independent Accountants

The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent accountants for fiscal year 2016, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting and entitled to vote on the proposal is required to ratify the selection of KPMG as the Company’s independent accountant for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT ACCOUNTANTS.

Independent Registered Public Accountants

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee of the Board of Directors has selected, and is recommending that stockholders ratify, KPMG LLP (KPMG) as the Company’s independent accountants for the 2016 fiscal year. KPMG also served as the Company’s independent accountants for fiscal year 2015. Representatives of KPMG are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2015, 2014 and 2013, the Company retained KPMG as its principal independent accountants. Below are the fees paid for the services described during each of the three years:

2015
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	1,271,460
Audit-Related Fees(2)	136,750
Tax Fees(3)	123,000
All Other Fees(4)	26,000
Total Fees for 2015	1,557,210
2014
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	1,150,000
Audit-Related Fees(2)	159,220
Tax Fees(3)	16,000
All Other Fees(4)	25,000
Total Fees for 2014	1,350,220
2013
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	1,080,000
Audit-Related Fees(2)	225,725
Tax Fees(3)	—
All Other Fees(4)	20,000
Total Fees for 2013	1,325,725

(1)

Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404, and out-of-pocket expenses reimbursed during the respective year.

(2)

Includes fees paid in connection with the audit of Air Group’s employee benefit plans in all years. In addition, includes $100,000 in fees related to accounting for a modified affinity card contract in 2013, and $28,700 related to the audit of the Company’s COSO (Committee of Sponsoring Organizations) 2013 implementation in 2014.

(3)	Consists of fees paid for professional services in connection with general and international tax consulting. These services were pre-approved by the Audit Committee.
(4)

Consists of fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls, and (ii) the examination of agreed-upon procedures for the U.S. Citizenship and Immigration Services.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent accountants, and has determined that it does not impact the independence of the accountants.

Independent Accountant Engagement Policy

The Audit Committee has established and annually reviews an Independent Accountant Engagement Policy designed to ensure that the Company’s independent accountant performs its services independently and with the highest integrity and professionalism. In addition to certain specific prohibited services, the Audit Committee considers whether any service provided by the independent accountants may impair the firm’s independence in fact or appearance.

The policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountant is capable of exercising impartial judgment on all issues encompassed within the accountant’s engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountant for non-audit services, the Audit Committee will consider factors such as whether the services might compromise the accountant’s independence, whether the accountant is the best provider for the services, and whether the proportion of audit to non-audit services is appropriate.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review, or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its accountant during the fiscal year in which the services are provided;
•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2015, 2014 and 2013, there were no such services that were performed pursuant to the “de minimis exception.”

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act, as amended, or incorporated by reference in any document so filed.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 16 (Communications with Audit Committees), as amended, as adopted by the PCAOB.

The Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee Charter

The Audit Committee has adopted a written charter, which is posted on the Company’s website at www.alaskaair.com. It describes the roles of the Audit Committee and the independent accountants (for which the Audit Committee approves the appointment and compensation and whom the Committee oversees). In addition, it describes the Audit Committee’s relationship to internal audit and the Committee’s responsibilities with regard to assessing the Company’s internal controls and enterprise risk.

Audit Committee Independence and Financial Expertise

All members of the Audit Committee meet the independence, financial literacy and experience requirements of the NYSE and of the SEC. The SEC requires that at least one member qualify as a “financial expert” as defined pursuant to the Sarbanes-Oxley Act.

Ms. Bedient’s experience as a public company chief financial officer and former partner of a global accounting firm and Mr. Yeaman’s experience as a chief financial officer of a public company qualify each of them as a financial expert.

Audit Committee of the Board of Directors

Patricia M. Bedient, Chair

Dhiren R. Fonseca, Member

Dennis F. Madsen, Member

Eric K. Yeaman, Member

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

This table shows how much Alaska Air Group common stock is owned as of March 18, 2015, by each director and nominee, each of the Company’s Named Executive Officers, and all Company directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Securities Ownership of Management

Name	Number of Shares of Common Stock Owned (1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)
Patricia M. Bedient	37,978	—	37,978	*
Marion C. Blakey	10,846	—	10,846	*
Phyllis J. Campbell	38,546	—	38,546	*
Dhiren R. Fonseca	1,154	—	1,154	*
Jessie J. Knight, Jr.	38,658	—	38,658	*
Dennis F. Madsen	22,914	—	22,914	*
Helvi K. Sandvik	3,344	—	3,344	*
Katherine J. Savitt	1,831	—	1,831	*
J. Kenneth Thompson	37,328	—	37,328	*
Bradley D. Tilden (4)	200,335	157,404	357,739	*
Eric K. Yeaman	5,414	—	5,414	*
Brandon S. Pedersen	37,480	12,879	50,359	*
Benito Minicucci	59,454	20,011	79,465	*
Andrew R. Harrison	28,663	6,586	35,249	*
Joseph A Sprague	38,350	24,712	63,062	*
All Company directors and executive officers as a group (20 persons)	604,294	243,695	847,989	*

*Less than 1%

(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) Plan holdings.
(2)

Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the Number of Shares of Common Stock Owned and Options Exercisable within 60 Days columns. Beneficial ownership does not include shares of common stock payable upon the vesting of restricted stock units, none of which will vest within 60 days of the record date, as follows: Mr. Tilden, 23,900; Mr. Pedersen, 13,360; Mr. Minicucci, 18,870; Mr. Harrison, 9,220; and Mr. Sprague, 6,620. This table also excludes shares of common stock payable upon vesting of performance stock units, none of which will vest within 60 days following the record date, and which are described in the 2015 Grants of Plan Based Awards table.

Total shares beneficially owned reported for non-employee directors also include underlying common shares to be issued upon the director’s resignation from the Board in connection with deferred stock units granted as part of their annual compensation. The aggregate number of deferred stock units granted to date: Ms. Bedient, 22,914; Ms. Blakey, 10,846; Ms. Campbell, 21,344; Mr. Knight, 22,498; Mr. Madsen, 22,914; Ms. Sandvik, 2,736; Mr. Thompson, 21,344; and Mr. Yeaman, 2,690.

(3)	We determined applicable percentage ownership based on 124,223,386 shares of the Company’s common stock outstanding as of March 18, 2016.
(4)	Mr. Tilden total common shares include 18,405 shares held in a Grantor Retained Annuity Trust (GRAT) for which he is the sole trustee and beneficiary.

5% or More Beneficial Owners

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 18, 2016.

Beneficial Owner Name and Address	Number of Shares Owned	Percent of Outstanding Shares (1)
The Vanguard Group (2)	9,311,982	7.5%
100 Vanguard Blvd.
Malvern, Pennsylvania

Blackrock, Inc. (3)	9,125,714	7.4%
55 East 52nd Street
New York, New York 10022

PRIMECAP Management Company (4)	7,538,700	6.1%
225 South Lake Ave. #400
Pasadena, California 91101

(1)	We determine applicable percentage ownership based on more than 124,223,386 shares of the Company’s common stock outstanding as of March 18, 2016.
(2)	A Schedule 13G/A filed on February 10, 2016 by The Vanguard Group reported sole voting power over 86,022 shares and sole dispositive power over 9,225,960 shares.
(3)	A Schedule 13G/A filed on January 20, 2016 by BlackRock, Inc. reported sole voting power over 8,669,719 shares and sole dispositive power over 9,125,714 shares.
(4)

A Schedule 13G/A filed on February 11, 2016 by PRIMECAP Management Company reported sole voting power over 864,200 shares and sole dispositive power over 7,538,700 shares. Included are 6,431,800 shares beneficially held by Vanguard Chester Funds – Vanguard Primecap Fund for which it has sole voting power and no dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file a report on a timely basis. A Form 4 due August 13, 2015 for Mr. Dennis Madsen relating the disposition of Alaska Air Group common shares, was instead filed on February 11, 2016 on Form 5. Based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a), except Mr. Madsen, filed the required reports on a timely basis during 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving the Annual Meeting Material?

You are receiving the Annual Meeting Material from us because you owned Air Group common stock as of March 18, 2016, the record date for the Annual Meeting. This Proxy Statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a stockholder account with the Company’s transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a stockholder of record. If you hold your shares in a brokerage, trust, or similar account, then you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company’s subsidiaries who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What am I voting on?

You are being asked to vote on the following:

•  the election of the 11 director nominees named in this Proxy Statement;

•  approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;

•  approval of a new 2016 Performance Incentive Plan; and

•  ratification of the appointment of KPMG LLP as the Company’s independent accountants.

When you sign and mail the proxy card or submit your proxy by phone or the Internet, you appoint each of Bradley D. Tilden and Shannon K. Alberts, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Tilden and Ms. Alberts.) If you sign and submit your proxy or vote via telephone or the Internet, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

The Board recommends stockholders vote as follows:

•  FOR the election of each of the Board’s 11 director nominees named in this Proxy Statement;

•  FOR the approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;

•  FOR the approval of the Company’s new 2016 Performance Incentive Plan; and

•  FOR the ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal year 2016.

How do I vote my shares?

Stockholders of record can vote by mail, by phone or via the Internet as described below.

Beneficial owners whose stock is held in a brokerage account can vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.

Beneficial owners whose stock is held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.

Beneficial owners whose stock is held in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Beneficial owners whose stock is held in trust in one of the Company’s 401(k) retirement plans can vote by telephone or via the Internet, or by mailing the voting instruction form provided by the trustee as described below.

Beneficial owners other than those who beneficially own stock held in trust in one of the Company’s 401(k) retirement plans can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the stock for him or her (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder to grant proxies or to vote at the meeting.

Vote by Internet.

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 11, 2016.  To allow sufficient time for voting by the trustee, shares held by participants in the Company’s 401(k) plan can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Monday, May 9, 2016.

Voting via the Internet is permitted regardless of whether stockholders receive their annual meeting materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

During the Annual Meeting – Stockholders of record and beneficial owners (with a legal proxy from the bank, broker or trustee) of the Company’s common stock, other than shares held by participants in the Company’s 401(k) plan, can vote via the Internet during the Annual Meeting by visiting www.proxyvote.com and following the instructions provided along with your notice, proxy card or voting instruction form.  Because shares held by participants in the Company’s 401(k) plans must be voted by trustee, these shares may not be voted during the Annual Meeting.

Voting by Internet is fast and convenient and your vote is immediately confirmed and tabulated.  By using the Internet to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by phone.

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated.  By using the phone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by mail.

Prior to the Annual Meeting – If you received this Proxy Statement by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote during the meeting or any postponement or adjournment of the meeting.

If my shares are held in a brokerage account, how will my shares be voted if I do not return voting instructions to my broker?

If you own shares beneficially through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under NYSE rules. However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) owner.

The proposal to ratify the appointment of the Company’s independent accountants for fiscal year 2016 is considered routine under NYSE rules. Each of the other items to be submitted for a vote is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other items. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will not be voted (i.e. they will constitute “broker non-votes”) on each of the other items at the Annual Meeting.

For a description of the effect of broker non-votes on the proposals, see How many votes must the nominees have to be elected? and Not including the election of directors, how many votes must the proposals receive in order to pass?

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, as amended December 9, 2015, a stockholder may bring business before the meeting or for publication in the Company’s 2016 Proxy Statement only if the stockholder gave written notice to the Company on or before November 28, 2015 and complied with the other requirements included in Article II of the Company’s Bylaws.

The Company has not received valid notice that any business other than that described or referenced in this Proxy Statement will be brought before the meeting.

As to any other matters that may properly come before the meeting and are not on the proxy card, the proxy grants to Mr. Tilden and Ms. Alberts the authority to vote in their discretion the shares for which they hold proxies.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you hold Alaska Air Group stock in more than one account. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or phone using each of the identification numbers.

What if I change my mind after I submit my proxy?

Stockholders of record and beneficial owners, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, may revoke a proxy and change a vote by delivering a later-dated proxy or by voting at the meeting. The later-dated proxy may be delivered by phone, Internet or mail and need not be delivered by the same means used in delivering the prior proxy submission.

Stockholders of record and beneficial owners, except for persons beneficially owning shares in one of the Company’s 401(k) retirement plans, stockholders may submit a new vote at a later date or time by:

•  voting by phone or the Internet before 11:59 p.m. Eastern Time on Wednesday, May 11, 2016 (your latest phone or Internet proxy will be counted);

•  signing and delivering a proxy card with a later date; or

•  voting during the meeting via the Internet. (If you hold your shares beneficially through a broker, you must have a legal proxy and 12-digit control number from the broker in order to vote during the meeting. Please also note that attendance at the meeting, in and of itself, without voting during the meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially owning shares in one of the Company’s 401(k) retirement plans cannot vote in person at the meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial owners to change their votes by phone or the Internet, however, in all cases your vote must be submitted by 11:59 p.m. Eastern Time on Monday, May 9, 2016.

Stockholders of record can request a new proxy card by contacting the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5719.

Stockholders with shares held by a broker, trustee or bank can obtain a new voting instruction form by contacting your broker, trustee or bank.

Stockholders whose shares are held in one of the Company’s 401(k) retirement plans can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section below titled How are shares voted that are held in a Company 401(k) plan? for more information.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your new choices will be voted.

How are shares voted that are held in the Company’s 401(k) plan?

On the record date, 3,484,380 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), provided Notice of Proxy and Access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Monday, May 9, 2016. Because the shares must be voted by the trustee, those who hold shares through the 401(k) plans may not vote those shares at the meeting.

Can I attend the Annual Meeting, and what do I need for access?

Participation in the Annual Meeting is limited to Air Group stockholders as of March 18, 2016 and persons holding valid proxies from stockholders of record. The Annual Meeting will be hosted live via the Internet only at www.proxyvote.com.  After accessing the Internet site, stockholders will be permitted to vote and submit questions during the Annual Meeting.

To be admitted access to the Annual Meeting, please use the 12-digit control number included with your proxy materials to enter the Annual Meeting website.  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Each stockholder of record or beneficial stockholder, including institutional holders, may designate one person to represent their shares at the meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with appropriate 12-digit control number and proper delegation of voting authority will be allowed to participate in the meeting.

How can I reduce the number of annual meeting materials I receive?

If you are a stockholder of record receiving multiple copies of the annual meeting materials either because you have multiple stockholder of record accounts or because you share an address with other stockholders of record, and you would like to discontinue receiving multiple copies, you can contact the Company’s transfer agent, Computershare, by telephone at (877) 282-1168 or send a written request to  Computershare, P.O. Box 30170, College Station, TX 77842-3170.

If you are a beneficial stockholder, but not a stockholder of record, and you share an address with other stockholders of record, the number of annual meeting materials you receive is already being reduced because your broker, bank or other institution is permitted to deliver a single copy of this material for all stockholders at your address unless a stockholder has requested separate copies. If you would like to receive separate copies, please contact your broker, bank or institution and update your preference for future meetings.

Can I receive future materials via the Internet?

If you vote on the Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Stockholders of record may enroll in that service at the time they vote their proxies via www.proxyvote.com or at any time after the Annual Meeting via www.computershare.com/investor.

Beneficial owners, other than employee participants in one of the Company 401(k) plans, may enroll for electronic proxy delivery by contracting your broker .

Employee participants in one of the Company’s 401(k) plans may not elect to receive the notice and proxy materials via electronic delivery at this time.

If you already receive your proxy materials via the Internet, you will continue to receive them that way until you instruct otherwise through one of the methods referenced above.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 62,111,694 shares, must be present or represented at the meeting and entitled to vote in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial owner attends with a “legal proxy” from the record holder; or if the record holder or beneficial owner has submitted a proxy or voting instructions whether by returning a proxy card or a voting instruction form by mail, phone or Internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

How many votes must the nominees have to be elected?

Votes to Elect the 11 Nominees for Director

The Company’s Bylaws (as amended December 9, 2015) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the 11 persons identified as its nominees in this Proxy Statement. Because the Company has not received notice from any stockholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies will be voted for the substitute nominee.

Not including the election of directors, how many votes must the proposals receive in order to pass?

Votes to Approve (on an advisory basis) the Compensation of the Company’s Named Executive Officers

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders and therefore will not be counted in determining the outcome of the vote on the proposal.

Votes to Approve the Company’s New 2016 Performance Incentive Plan

Approval of the proposed 2016 Performance Incentive Plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter. In addition, under NYSE rules, approval of the 2016 Plan also requires the affirmative vote of the majority of the votes cast on the proposal, provided that the total of votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock. Broker non-votes will not be considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders, but they could impair our ability to satisfy the requirement that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock. “Abstain” votes are deemed present and entitled to vote on the proposal and are included for purposes of determining the number of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a vote “against” the proposal.

Votes to Ratify the Appointment of KPMG LLP as the Company’s Independent Accountants for Fiscal Year 2016

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote.

How are votes counted?	Voting results will be tabulated by Broadridge. Broadridge will also serve as the independent inspector of election.

Is my vote confidential?	The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson LLC (Georgeson) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, phone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $46,500, the majority of which has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of the Company’s officers, directors and employees.

Is a list of stockholders entitled to vote at the Annual Meeting available?

A list of stockholders of record entitled to vote at the 2016 Annual Meeting will be available Monday through Friday from April 28, 2016 through May 12, 2016 between the hours of 9 a.m. and 4 p.m., Pacific Time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle, WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results on Form 8-K on or about May 13, 2016. You can read or print a copy of that report by going to Investor Information-SEC Filings at www.alaskaair.com or by going directly to the SEC EDGAR files at www.sec.gov. You can also request a copy by calling us at (206) 392-5719 or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

How can I submit a proposal for next year’s annual meeting?

The Company expects to hold its next annual meeting on or about May 4, 2017.

If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s corporate offices no later than December 1, 2016 to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held a minimum of either $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than February 11, 2017.

If you intend to nominate candidates for election as directors to be included in the Company’s 2017 proxy materials, you must provide notice of such nomination to the Company no later than December 1, 2016.  The Company’s Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in the Company’s Bylaws, please contact:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

EXHIBIT A

ALASKA AIR GROUP, INC.

2016 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Alaska Air Group, Inc. 2016 Performance Incentive Plan (this “Plan”) of Alaska Air Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and the interests of the Corporation’s stockholders by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws.  An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.  As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION
3.1

The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.  The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards.  The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan.  Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;
(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations necessary under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)

accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)

adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to grant the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any of the actions contemplated by Section 7.2 in connection with the occurrence of an event of the type contemplated by Section 7.2;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3

Binding Determinations.  Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to actually meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.4

Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation.  No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.  For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2

Share Limits.  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)

the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2008 Performance Incentive Plan (the “2008 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2008 Plan as of the Stockholder Approval Date, plus

(2)

the number of any shares subject to stock options granted under the 2008 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus

(3)

the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2008 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested (with any shares subject to such awards being taken into account based on the share-counting ratio for Full-Value Awards noted below).

provided that in no event shall the Share Limit exceed 9,368,378 shares (which is the sum of the number of shares available under the 2008 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2008 Plan as of the Effective Date with any shares subject to restricted stock, restricted stock unit, performance shares and performance stock units outstanding under the 2008 Plan being taken into account based on the share-counting ratio for Full-Value Awards noted below.

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.7 shares for every one share actually issued in connection with such award.  (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 170 shares shall be counted against the Share Limit in connection with that award.)  For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is [6,000,000 shares.
(b)

The maximum number of shares of Common Stock subject to those options and stock appreciation rights under this plan that are granted during any one calendar year to any one individual under this Plan is 1,200,000 shares.

(c)

The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $300,000.  For purposes of this Section 4.2(c), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries.  For purposes of this Section 4.2(c), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting.  The limits of this Section 4.2(c) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its subsidiaries.  The limits of this Section 4.2(c) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

(d)	Additional limits with respect to Qualified Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares.  Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.  Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.  To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.  In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 85 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit).  To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the Share Limit with respect to such exercise.)  Except as otherwise provided by the Administrator, shares delivered in respect of a dividend equivalent right shall not count against any individual award limit under this Plan other than the aggregate Share Limit.  Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.  The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4

No Fractional Shares; Minimum Issue.  Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan.  The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.  The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS
5.1

Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person.  Awards may be granted singly, in combination or in tandem.  Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries.  The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1

Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator.  An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO).  The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.  The maximum term of each option (ISO or nonqualified) shall be ten (10) years.  The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option.  When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2

Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options.  In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first.  To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.  ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question).  No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3

Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR.  The maximum term of a SAR shall be ten (10) years.

5.1.4

Other Awards; Dividend Equivalent Rights.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards.  Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan.  In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable performance-based vesting requirements are not satisfied.

5.2

Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees also may be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.  An Award (other than an option or SAR) intended by the Administrator to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualified Performance-Based Award.”  An option or SAR intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualifying Option or SAR.”  The grant, vesting, exercisability or payment of Qualified Performance-Based Awards may depend (or, in the case of a Qualifying Option or SAR, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing.  Any Qualified Performance-Based Award shall be subject to all of the following provisions of this Section 5.2, and a Qualifying Option or SAR shall be subject to the following provisions of this Section 5.2 only to the extent expressly set forth below.  Nothing in this Plan, however, requires the Administrator to qualify any award or compensation as “performance-based compensation” under Section 162(m) of the Code.

5.2.1

Class; Administrator.  The eligible class of persons for Qualified Performance-Based Awards under this Section 5.2, as well as for a Qualifying Option or SAR, shall be officers and employees of the Corporation or one of its Subsidiaries.  To qualify awards as performance-based under Section 162(m), the Administrator approving Qualified Performance-Based Awards or a Qualifying Option or SAR, or making any certification required pursuant to Section 5.2.4, must constitute a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code).
5.2.2

Performance Goals.  The specific performance goals for Qualified Performance-Based Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion:  earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, profitability, economic value added, market share, productivity, safety, customer satisfaction, on-time performance, or any combination thereof.  These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries.  To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance formula, goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.  The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the targets.  The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3

Form of Payment; Maximum Qualified Performance-Based Award.  Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.  Qualifying Option or SAR awards granted to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b).  The maximum number of shares of Common Stock which may be delivered subject to Qualified Performance-Based Awards (including Qualified Performance-Based Awards payable in shares of Common Stock and Qualified Performance-Based Awards payable in cash where the amount of the cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time) that are granted to any one participant in any one calendar year shall not exceed 1,200,000 shares (counting such shares on a one-for-one basis for this purpose), either individually or in the aggregate, subject to adjustment as provided in Section 7.1.  The aggregate amount of compensation to be paid to any one participant in respect of all Qualified Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $5,000,000.  Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4

Certification of Payment.  Before any Qualified Performance-Based Award is paid and to the extent applicable to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Qualified Performance-Based Award were in fact timely satisfied.

5.2.5

Reservation of Discretion.  The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6

Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than a Qualifying Option or SAR) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3

Award Agreements.  Each award shall be evidenced by either a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.4

Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose.  The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5

Consideration for Common Stock or Awards.  The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;
•	cash, check payable to the order of the Corporation, or electronic funds transfer;
•	notice and third party payment in such manner as may be authorized by the Administrator;
•	the delivery of previously owned shares of Common Stock;
•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law.  The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied.  Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6

Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange.  The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day.  If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.  The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing.  Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),
(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,
(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.8

International Awards.  One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States.  Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time.  The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1

General.  The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.  If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months.  In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION
7.1

Adjustments.  Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code as to ISOs, Section 409A of the Code as to awards intended to comply therewith and not be subject to taxation thereunder, and Section 162(m) of the Code as to any Qualifying Option or SAR and as to Qualified Performance-Based Awards) and accounting (so as to not trigger any unintended charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions - Assumption and Termination of Awards.  Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case, in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.  Upon the occurrence of any event described in the preceding sentence, in connection with which the Administrator has made a provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3

Other Acceleration Rules.  The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve.  The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded.  To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4

Definition of Change in Control.  With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(i)	the consummation of:
(A)

any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

(B)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation.
(ii)

at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors.  For these purposes, “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B).

(iii)

any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Corporation) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

(iv)	approval by the stockholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.

Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Corporation and any affiliate thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

8.	OTHER PROVISIONS
8.1

Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the

Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2

No Rights to Award.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person.  To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding.  Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such award event or payment.  Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)

The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(b)

The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(c)

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law to the extent the Corporation determines that withholding at any greater level would result in an award otherwise classified as an equity award under ASC Topic 718 being classified as a liability award under ASC Topic 718.

8.6	Effective Date, Termination and Suspension, Amendments.
8.6.1

Effective Date.  This Plan is effective as of February 10, 2016, the date of its approval by the Board (the “Effective Date”).  This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date.  Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date.  After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2

Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part.  No awards may be granted during any period that the Board suspends this Plan.

8.6.3	Stockholder Approval. To the extent then required by applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4

Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.  Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5

Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant.  Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.
8.8.1

Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9

Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.  The awards so granted need not comply with other specific terms of this Plan, provided that the awards shall reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security.  Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof, as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary.  No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13

Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14

Clawback Policy.  The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

###

During The Meeting - Go to **alk.onlineshareholdermeeting.com**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06101-P72185 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALASKA AIR GROUP, INC.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Patricia M. Bedient	☐	☐	☐
1b. Marion C. Blakey	☐	☐	☐
1c. Phyllis J. Campbell	☐	☐	☐
1d. Dhiren R. Fonseca	☐	☐	☐
1e. Jessie J. Knight, Jr.	☐	☐	☐
1f. Dennis F. Madsen	☐	☐	☐
1g. Helvi K. Sandvik	☐	☐	☐
1h. Katherine J. Savitt	☐	☐	☐
1i. J. Kenneth Thompson	☐	☐	☐
1j. Bradley D. Tilden	☐	☐	☐
1k. Eric K. Yeaman	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2016 (11:59 P.M. Eastern Time on May 9, 2016 for the Employee Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to alk.onlineshareholdermeeting.com You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2016 (11:59 P.M. Eastern Time on May 9, 2016 for the Employee Plans). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ALASKA AIR GROUP, INC. P.O. BOX 68947 SEATTLE, WA 98168 E06101-P72185 ALASKA AIR GROUP, INC. The Board of Directors recommends a vote FOR all the nominees listed and a vote FOR Proposals 2, 3 and 4. 1. Election of Directors Nominees: Abstain For Against o o o 1a. Patricia M. Bedient For Against Abstain o o o o o o 2. Advisory vote to approve the compensation of the Company’s Named Executive Officers. 1b. Marion C. Blakey o o o o o o 3. Approve the Company’s new 2016 Performance Incentive Plan. 1c. Phyllis J. Campbell o o o o o o 4. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year 2016. 1d. Dhiren R. Fonseca o o o 1e. Jessie J. Knight, Jr. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. o o o 1f. Dennis F. Madsen o o o 1g. Helvi K. Sandvik o o o 1h. Katherine J. Savitt o o o 1i. J. Kenneth Thompson o o o 1j. Bradley D. Tilden o o o 1k. Eric K. Yeaman Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. E06102-P72185 ALASKA AIR GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2016, 2 PM PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Bradley D. Tilden and Shannon K. Alberts, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders. With regard to the Company's Employee Plans (the Employee Plans), if applicable, the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan, and/or Fidelity Management Trust Company, as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time on Monday, May 9, 2016, these shares will not be voted by the Trustees. The Annual Meeting of Stockholders is to be held online at alk.onlineshareholdermeeting.com at 2 p.m. Pacific Time on Thursday, May 12, 2016 and at any adjournment or postponement thereof. When this proxy is properly executed, the shares to which the proxy relates will be voted as directed. If no such directions are made, this proxy will be voted FOR all the nominees listed, and FOR Proposals 2, 3 and 4. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the Internet or by telephone. Continued and to be signed on reverse side.